                                                              HECO Exhibit 10.12
                                                              ------------------



               INTER-ISLAND INDUSTRIAL FUEL OIL AND DIESEL FUEL
                                SUPPLY CONTRACT


                                by and between


                     BHP PETROLEUM AMERICAS REFINING INC.


                                      and


                HAWAIIAN ELECTRIC COMPANY, INC.; MAUI ELECTRIC
             COMPANY, LIMITED; AND HAWAII ELECTRIC LIGHT COMPANY,
                                     INC.


                                * * * * * * * *

                               TABLE OF CONTENTS

                                   ARTICLE                                               PAGE
ARTICLE I:          Definitions                                                            1
     Section 1.1                                                                           1
     Section 1.2:   Buyer                                                                  7
ARTICLE II:         Term                                                                   8
ARTICLE III:        Quantity                                                               8
     Section 3.1:   Minimum And Maximum Annual Quantities                                  8
     Section 3.2:   Effect of Purchase Power Agreements (PPA)                              10
ARTICLE IV:         Quality                                                                11
ARTICLE V:          Price, BTU Determination                                               12
     Section 5.1:   Fuel Oil Price                                                         12
     Section 5.2:   Diesel Price                                                           13
     Section 5.3:   Taxes, Assessments, Levies and Imposts                                 16
     Section 5.4:   Successor Publications                                                 17
     Section 5.5:   Determination of BTU Content                                           17
ARTICLE VI:         Payment                                                                19
     Section 6.1:   Invoices                                                               19
     Section 6.2:   Method of Payment                                                      20
     Section 6.3:   Payments                                                               21
     Section 6.4:   Interest                                                               22
ARTICLE VII:        Deliveries, Title and Risk of Loss                                     23
     Section 7.1:   Delivery, Title and Risk of Loss                                       23
     Section 7.2:   Delivery of Diesel and Fuel Oil to MEC and HELCO                       23
     Section 7.3:   Forecast and Notice of Delivery                                        26
     Section 7.4:   Delivery Operations, Laytime and Demurrage                             27
     Section 7.5:   Delivery Operations At SELLER's SPM                                    29
     Section 7.6:   Pollution Mitigation                                                   31
     Section 7.7:   Oil Spill Liability And Insurance                                      32
ARTICLE VIII:       Measurement, Sampling  and Testing                                     33
     Section 8.1:   Independent Inspection                                                 33
     Section 8.2:   Determination of Quantity                                              33
     Section 8.3:   Sampling And Determination of Quality                                  34
     Section 8.4:   Dispute                                                                37
ARTICLE IX:         [---]                                                                  38
ARTICLE X:          Force Majeure                                                          40
     Section 10.1:  Force Majeure                                                          40
     Section 10.2:  Obligations Suspended                                                  40
     Section 10.3:  Notice of Force Majeure                                                40
     Section 10.4:  No Make-Up Requirement                                                 41
ARTICLE XI:         Price and Allocation Controls                                          41
     Section 11.1:  Regulatory Price Suspension                                            41

     Section 11.2:  Government Regulations                                                  42
ARTICLE XII:        Assignment                                                              42
ARTICLE XIII:       Applicable Law                                                          43
ARTICLE XIV:        Public Utilities Commission Approval                                    43
ARTICLE XV:         Entire Agreement, Waiver and Illegality                                 43
     Section 15.1:  Entire Agreement And Waiver                                             43
     Section 15.2:  Notices                                                                 44
ARTICLE XVI:        [---]                                                                   45
ARTICLE XVII:       Buyer's Use of Seller's Facilities on Maui and Hawaii                   45
ARTICLE XVIII:      Indemnity                                                               46
ARTICLE XIX:        Default                                                                 47
ARTICLE XX:         Counterparts                                                            48
Addendum No. 1:     [---]                                                                   1-1
     Section 1:     Introduction                                                            1-1
     Section 2:     [---]                                                                   1-2
     Section 3:     Safe Operation                                                          1-3
     Section 4:     Maintenance                                                             1-4
     Section 5:     Additions Or Modifications                                              1-4
     Section 6:     Forecast, Scheduling, Notice And Demurrage                              1-5
     Section 7:     Determination Of  Shipment Quantity                                     1-8
     Section 8:     Title And Risk Of Loss                                                  1-8
     Section 9:     Line Displacement                                                       1-8
     Section 10:    Throughput Fees And Other Expenses                                      1-9
     Section 11:    Invoices                                                                1-11
     Section 12:    [---]                                                                   1-11
     Section 13:    Oil Spill Clean Up Expense                                              1-12
     Section 14:    Consequential Damages                                                   1-12
     Section 15:    Vessel Requirements                                                     1-12
     Section 16:    Not A Public Utility                                                    1-12
     Section 17:    Assignment                                                              1-13
     Section 18:    Parties' Rights                                                         1-13
 Addendum No. 2:    Seller's Facilities on Maui and Hawaii                                  2-1
     Section 1:     Availability, Forecast, Option, Throughput, Quality,
                    Delivery Size And Services                                              2-1
     Section 2:     BUYER's Advice of Shipment of Received Diesel                           2-2
     Section 3:     Barge Received Sample                                                   2-3
     Section 4:     Conditional Acceptance of Received Diesel                               2-3
     Section 5:     Quality Problem, Dispute And Remedy Regarding
                    Received Diesel                                                         2-4
     Section 6:     Coast Guard Dock Watch Requirements                                     2-7
     Section 7:     Custody of Received Diesel And Commingled Product                       2-7
     Section 8:     Determination of Quantity of Received Diesel                            2-8
     Section 9:     Transfer Notification                                                   2-8

     Section 10:    Custody of Returned Diesel                                               2-8
     Section 11:    Determination of Quantity of Returned Diesel                             2-8
     Section 12:    Determination of BUYER's Inventory                                       2-9
     Section 13:    Returned Diesel Quantity                                                 2-9
     Section 14:    Returned Diesel Sampling and Conditional Acceptance                      2-9
     Section 15:    Quality Problem, Dispute and Remedy Regarding
                    Returned Diesel                                                          2-10
     Section 16:    Terminaling and Handling Fees                                            2-12
     Section 17:    Required Insurance                                                       2-13
     Section 18:    Barge and Vehicle Standards                                              2-15
     Section 19:    Notices                                                                  2-15
Exhibit A:          No. 6 Industrial Fuel Oil Specifications                                 A-1
Exhibit B:          Diesel Specifications                                                    B-1
Exhibit C:          No. 6 Fuel Oil Example Price Calculation                                 C-1
Exhibit D:          Diesel Example Price Calculation                                         D-1

                       INTER-ISLAND INDUSTRIAL FUEL OIL
                        AND DIESEL FUEL SUPPLY CONTRACT
                        -------------------------------

          This Contract is made and entered into this 14th day of November, 1997, by and between BHP PETROLEUM AMERICAS REFINING INC., a Hawaii corporation, (hereinafter called "SELLER"), and HAWAIIAN ELECTRIC COMPANY, INC., and its wholly-owned subsidiaries MAUI ELECTRIC COMPANY, LIMITED. and HAWAII ELECTRIC LIGHT COMPANY, INC., Hawaii corporations, (hereinafter collectively called "BUYER").

          NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
SECTION 1.1
-----------
          Except where otherwise indicated, the following definitions shall apply throughout this Contract:

1. "Additional Term" means any Contract term in addition to and after the Original Term, each of which is a 12-Month period, beginning January 1.

2. "API" means American Petroleum Institute, a long-established petroleum industry organization.

3. "ASTM" means the American Society for Testing and Materials, a long-established source of standard testing and evaluation methods for petroleum.

4. "BUYER's Barbers Point Storage Facilities" means BUYER's petroleum storage and distribution facilities, including but not limited to BPTF, located in the Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei, Hawaii.

5.  "barrel" means 42 United States Gallons at 60 degrees Fahrenheit.

6.  "BHP" means BHP Petroleum Americas Refining Inc.

7. "BPTF" means BUYER's Barbers Point Tank Farm petroleum storage and distribution facilities located in the Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei, Hawaii.

8. "BTU Content" means British Thermal Unit content and refers to the standard assessment of gross heat of combustion, gross heating value and gross heat content of Product determined in accordance with the test method specified in Exhibits A and B.

9. "BUYER's Nominated Barge" means a petroleum tank barge or vessel designated by BUYER to receive Product Delivered by SELLER.

10. "BUYER's Nominated Marine Terminal" means a petroleum receiving, storage and distribution facility designated by BUYER to receive Product Delivered by SELLER.

11. [---] means a [---]

12. "[---] means [---] respectively.

13. [---] means [---]

14. "Certificate of Quality" means the formal document recording SELLER's laboratory determination of the quality and BTU Content of a particular sample which represents a specific Delivery of Product, said laboratory determinations having been performed in accordance with the test methods specified in Exhibits A and B.

15. "Certificate of Quantity" means the formal document recording the measurements and quantity determination of a specific Delivery of Product prepared under the supervision of the Independent Inspector; said Certificate may be a part of or incorporated into the report of the Independent Inspector.

16. "Contract" means this Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract, between BHP Petroleum Americas Refining Inc. and Hawaiian Electric Co., Inc., Maui Electric Co., Ltd. and Hawaii Electric Light Co., Inc., the term of which commences January 1. 1998.

17. "Day" or "Days" means a calendar day of 24 hours.

18. "Deliver," "Delivery," "Deliveries," or "Delivered" refers to the physical movement of Product or transfer of title attendant upon the sale of Product by SELLER and its receipt and purchase by BUYER which commences at the initiation of pumping from SELLER's Refinery tank(s), SELLER's Nominated Terminal issuing tank(s) or SELLER's Nominated Barge cargo tank(s) to BUYER's Nominated Barge or BUYER's Nominated Marine Terminal and ends with the subsequent cessation of continuous pumping of the Product.

19. "DF" means degrees Fahrenheit.

20. "Diesel" or "Diesel Fuel" means Diesel Fuel Oil No. 2 in accordance with
    Article IV and Exhibit B.

21. "diesel" means Diesel, SELLER's diesel, BUYER's diesel or third-party diesel similar in quality to Diesel.

22. "diesel Preliminary Analysis" means an preliminary qualitative analysis to be performed at the option of SELLER on a sample of Received diesel, such analysis consisting of tests for API gravity, appearance and flash point.

23. "Force Majeure" means an act or event as per the provisions of Section 10.1.

24. "Fuel Oil" means Industrial Fuel Oil No. 6 in accordance with Article IV and Exhibit A.

25. "gallon" means a United States gallon of 231 cubic inches at 60 degrees Fahrenheit.

26. "GEOPS" means good engineering and operating practices with reference to generally recognized standards promulgated by professional societies, industry, materials testing and research organizations.

27. "G.S.V." means gross standard volume in U.S. barrels at 60 degrees
    Fahrenheit.

28. "HECO" means Hawaiian Electric Company, Inc.

29. "HELCO" means Hawaii Electric Light Company, Inc.

30. "Independent Inspector" means a qualified third-party petroleum inspection contractor acceptable to both BUYER and SELLER providing petroleum sampling, measurement, quantity determination and other such services before, during and after a Delivery of Product.

31. "IP" means the Institute of Petroleum, a long-established international source of standard testing and evaluation methods for petroleum.

32. [---] means [---]

33. "MECO" means Maui Electric Company, Ltd.

34. "MM" means million when used in conjunction with a unit of measure such as BTU, i.e. MM BTU means million BTU.

35. "Month" means a calendar Month.

36. "Month of Delivery" means the calendar month during which the physical Delivery is completed which is indicated by the cessation of pumping of Product and the tanking of final gauge measurements of the issuing or receiving tank(s) pursuant to determining the amount of Product Delivered.

37. "NOR" means notice of readiness.

38. "Original Term" means the first term of this Contract which commences January 1, 1998 and concludes December 31, 2004.

39. "Product" means both Fuel Oil and Diesel meeting the specifications in Exhibit A and B, respectively.

40. "Product Preliminary Analysis" means an preliminary qualitative analysis to be performed by SELLER on a sample of Diesel or Fuel Oil from SELLER's issuing tanks and delivery piping or SELLER's Nominated Barge prior to commencing Delivery operations which is representative of the intended Product Delivery, such analysis consisting of tests for API gravity, appearance, flash point and sulfur content.

41. "Purchase Power Agreement" means an agreement by and between a BUYER and a third party for the purchase of firm capacity output from one or more generating plants.

42. "Received diesel" means BUYER's diesel to be received into the custody of SELLER at SELLER's Neighbor Island Terminals, such diesel may be Diesel or third-party diesel of a quality similar to Diesel.

43. "Refinery" means SELLER's oil refining and related facilities located in the Barbers Point area of Oahu, in Campbell Estate Industrial Park, Kapolei, Hawaii.

44. "Returned diesel" means diesel to returned to the custody of BUYER by SELLER at the truck loading rack of SELLER's Neighbor Island Terminals, such returned diesel may be Diesel or third-party diesel of a quality similar to Diesel having been previously delivered into the custody of SELLER by BUYER at SELLER's Neighbor Island Terminals.

45. [---] means a [---]

46. "SELLER's Hilo Terminal" means SELLER's marine petroleum storage and distribution terminal facilities located in Hilo, Hawaii.

47. "SELLER's Kahului Terminal" means SELLER's marine petroleum storage and distribution terminal facilities located in Kahului, Maui.

48. "SELLER's Loading Pier" means Piers 5, 6 or any such other pier developed for or utilized for the purpose of Delivering Product to BUYER, located at the Barbers Point Deep Draft Harbor, Oahu, Hawaii, and connected by pipeline to SELLER's Refinery.

49. "SELLER's Neighbor Island Terminals" means collectively SELLER's Hilo Terminal and SELLER's Kahului Terminal.

50. "SELLER's Nominated Barge" means a petroleum tank barge or vessel designated by SELLER to Deliver Diesel to BUYER into BUYER's Nominated Marine Terminal.

51. "SELLER's Nominated Terminal" means a petroleum storage and distribution terminal facility designated by SELLER from which to Deliver Diesel to BUYER into BUYER's Nominated Marine Terminal.

52. "SPM" means SELLER's Single Point Mooring facility, a petroleum tank vessel loading and off-loading single-buoy type mooring facility located off shore of SELLER's Refinery at Barbers Point, Oahu, Hawaii.

53. "Third-Party Pier" means a pier or wharf or other marine facility, operated under the supervision of a third party, nominated by SELLER to be used for the purpose of Delivering Product into BUYER's Nominated Barge.

54. "USCG" means U.S. Coast Guard.

55. "USD" means currency denominated in U.S. dollars.

56. "Year" means a calendar Year.

SECTION 1.2: BUYER
------------------

          As to any purchase of Product by MECO, the term "BUYER" shall exclude HELCO, and as to any purchase of Product by HELCO, the term "BUYER" shall exclude MECO. Furthermore, for purposes of this Contract (excluding any payments due from, and liabilities and indemnities attributable to, a BUYER) the term "BUYER" shall be deemed to mean MECO or

HELCO, as applicable, and its authorized agent(s) for this purpose, unless otherwise specified or clearly inappropriate in the context.

                                  ARTICLE II

                                     TERM
                                     ----

          The Original Term of this Contract shall be from January 1, 1998 through December 31, 2004 and the Contract shall continue thereafter for Additional Terms, each a successive 12-Month period, beginning January 1, 2005, unless BUYER or SELLER gives written notice of termination at least one hundred twenty (120) Days prior to the expiration of the then current term, including the Original Term and any Additional Term.

                                  ARTICLE III

                                   QUANTITY
                                   --------

SECTION 3.1: MINIMUM AND MAXIMUM ANNUAL QUANTITIES
--------------------------------------------------

          During each Year that this Contract is in effect, SELLER shall sell and Deliver to BUYER, and BUYER shall purchase and receive from SELLER, Product (in barrels) at a reasonably uniform rate of no less than the minimum nor more than the maximum annual physical quantities, except as otherwise provided herein, as set out below for each BUYER:

                                       Annual Physical Barrels
                                       -----------------------

I.   FUEL OIL

            1998                           MINIMUM   MAXIMUM
            ----                           -------   -------
     HELCO                                 [---]     [---]
     MECO                                  [---]     [---]
       TOTAL                               [---]     [---]

            1999 - 2004                    MINIMUM   MAXIMUM
            -----------                    -------   -------
     HELCO                                 [---]     [---]
     MECO                                  [---]     [---]
       TOTAL                               [---]     [---]

II.  DIESEL

            1998                           MINIMUM   MAXIMUM
            ----                           -------   -------
     HELCO                                 [---]     [---]
     MECO                                  [---]     [---]
       TOTAL                               [---]     [---]


     DIESEL


            1999 - 2004                    MINIMUM   MAXIMUM
            -----------                    -------   -------
     HELCO                                 [---]     [---]
     MECO                                  [---]     [---]
       TOTAL                               [---]     [---]

          Upon prior written notice to SELLER, HELCO and MECO may modify their individual minimum and maximum annual physical quantities of Fuel Oil and Diesel provided that the total minimum annual physical quantities of Fuel Oil and Diesel which shall be sold and Delivered by

SELLER and purchased and received by BUYER collectively, shall fall within the limits specified in this Section 3.1.

          The volumes of Fuel Oil and Diesel to be sold and Delivered by SELLER and to be purchased and received by each respective BUYER shown for 2004 shall also apply to any Additional Term, unless otherwise mutually agreed. Subject to availability, SELLER shall sell and Deliver and BUYER shall purchase and receive such additional volumes in excess of the maximum annual volumes as are mutually agreed.

SECTION 3.2: EFFECT OF PURCHASE POWER AGREEMENTS (PPA)
------------------------------------------------------

          If due to the commencement of commercial operation during the term of this Contract of a generating plant or generating plants supplying firm capacity to HELCO or MECO, or an increase in firm capacity output under an existing contract, in aggregate under one or more Purchase Power Agreements ("PPA") in excess of 20 megawatts (gross basis), HELCO's or MECO's anticipated demands for Fuel Oil or Diesel results in BUYER'S total aggregate anticipated demand on an annual basis during any Year during the term of this Contract for Fuel Oil or Diesel to decline below the BUYER'S total aggregate minimum annual quantities set forth in Section 3.1 (the difference between BUYER'S total aggregate anticipated demand and BUYER'S total aggregate minimum annual quantities being the "Fuel Requirement Reduction"), then BUYER shall give written notice to SELLER of BUYER'S request that SELLER accept the Fuel Requirement Reduction. SELLER shall have fifteen (15) Days within which to accept BUYER'S Fuel Requirement Reduction or reject BUYER'S Fuel Requirement Reduction and request a renegotiation of the affected BUYER'S minimum annual quantities of Fuel Oil or Diesel in Section 3.1 and/or the price of Fuel Oil or Diesel sold and Delivered by SELLER and purchased and received by the affected BUYER in Article V of this Contract. If SELLER either accepts BUYER'S Fuel Requirement Reduction or fails to give any notice of acceptance or rejection within said 15-Day period, then BUYER'S Fuel Requirement Reduction shall be deemed to have been accepted by SELLER and shall become effective upon the expiration of said 15-Day period. Should SELLER reject BUYER'S request for the Fuel Requirement Reduction then, within 60 Days following the date of any such rejection notice, if the parties are unable to renegotiate the affected BUYER's minimum annual quantities and/or the price for Fuel Oil or Diesel to be sold and Delivered by SELLER and purchased and received by the affected BUYER, in a manner mutually satisfactory to both SELLER and BUYER, then SELLER upon 30 Days written notice, may elect to terminate its obligation to sell Fuel Oil or Diesel to the affected BUYER under this Contract. Until (i) Buyers' request for a Fuel Reduction Requirement is accepted or deemed accepted by Seller, (ii) a mutually satisfactory provision for the affected BUYER's minimum annual quantities and/or price for Fuel Oil or Diesel sold and Delivered by SELLER and purchased and received by the affected BUYER, is renegotiated, or (iii) the obligation to sell Fuel Oil or Diesel to the affected BUYER under this Contract is terminated in accordance with this Section 3.2, the terms and conditions of this Contract shall be and remain in full force and effect.

                                   ARTICLE IV

                                    QUALITY
                                    -------

          SELLER shall sell and Deliver and each respective BUYER shall purchase and receive Fuel Oil and Diesel that shall conform to the specifications set forth in Exhibits A and B, respectively, attached hereto and incorporated herein by reference.

                                   ARTICLE V

                           PRICE, BTU DETERMINATION
                           ------------------------

SECTION 5.1: FUEL OIL PRICE
---------------------------

          The price in USD per barrel of Fuel Oil shall be determined for each Month on the basis of the simple average of the high and low price assessments for Los Angeles Bunker C fuel as reported by the Platt's Oilgram Bunkerwire ("Platt's Bunkerwire") on all dates of publication during the period beginning the 21st Day of the second Month preceding the Month of Delivery and ending the 20th Day of the Month preceding the Month of Delivery, expressed in USD per barrel, converting to barrels from metric tons by dividing by 6.368, [---] to volumes sold and Delivered by SELLER and purchased and received by BUYER in each Year of the indicated period as set forth below:

[---]

          [---] barrels:    [---] per barrel

          [---] barrels:    [---] per barrel

          [---] barrels:    [---] per barrel

[---]

          [---] barrels:    [---] per barrel

          [---] barrels:    [---] per barrel

          [---] barrels:    [---] per barrel

The per barrel premium applicable to Fuel Oil sold and Delivered by SELLER and purchased and received by BUYER for 2004 shall also apply to Fuel Oil sold and Delivered by SELLER and purchased and received by BUYER during each Year of any Additional Term, unless otherwise mutually agreed.

          All prices, price formula, including their averages and factors, adjustments thereto and other sums payable with respect to Fuel Oil hereunder shall be stated in the nearest thousandth of a dollar unless specifically stated otherwise.

          Exhibit C, attached hereto and included herein by reference, contains an illustrative schedule of prices for Fuel Oil calculated pursuant to this
Section 5.1.

SECTION 5.2: DIESEL PRICE
-------------------------

          The price in USD of Diesel shall be determined for each Month on the basis of the simple average of the high and low price assessments for West Coast Pipeline, Los Angeles California Low Sulfur No. 2 Diesel as reported by Platt's Oilgram Price Report ("Platt's Oilgram") on all dates of publication during the period beginning the 21st Day of the second Month preceding the Month of Delivery and ending the 20th Day of the Month preceding the Month of Delivery, expressed in USD per gallon, [---] applicable to volumes sold and Delivered by

SELLER and purchased and received by BUYER in each Year of the indicated period as set forth below:

[---]
          [---] barrels:    [---] per gallon

          [---] barrels:    [---] per gallon

          [---] barrels:    [---] per gallon

[---]

          [---] barrels:    [---] per gallon

          [---] barrels:    [---] per gallon

          [---] barrels:    [---] per gallon

The per gallon premium applicable to Diesel sold and Delivered by SELLER and purchased and received by BUYER for 2004 shall also apply to Diesel sold and Delivered by SELLER and purchased and received by BUYER during each Year of any Additional Term, unless otherwise mutually agreed.

          For Diesel sold and Delivered in bulk by SELLER via tank transfer from SELLER's Nominated Terminal facility or via SELLER's Nominated Barge, and purchased and received in bulk by BUYER at Kahului, Maui, or at Hilo or Kawaihae, Hawaii, BUYER shall pay an [---] applicable only to such Diesel, in each Year of the indicated period as noted below:

                                                              [---]  [---]
          [---] per [---] for the
          [---] purchased
          by MECO, Delivered in Kahului Maui, in $/gallon:    [---]  [---]

          [---] per [---] for the
          [---] purchased
          by HELCO, Delivered in Hilo Hawaii, in $/gallon.    [---]  [---]

          [---] per [---] for the
          [---] purchased
          by HELCO, Delivered in Kawaihae Hawaii,
          in $/gallon.                                        [---]  [---]

The [---] applicable to Diesel sold and Delivered by SELLER and purchased and received by BUYER for 2004 shall also apply to Diesel sold and Delivered by SELLER and purchased and received by BUYER during each Year of any Additional Term, unless otherwise mutually agreed.

          All prices, price formula, including their averages and factors, adjustments thereto and other sums payable with respect to Diesel hereunder shall be stated in the nearest ten-thousandth of a dollar unless specifically stated otherwise.

          Exhibit D, attached hereto and included herein by reference, contains an illustrative schedule of prices for Diesel calculated pursuant to this
Section 5.2.

SECTION 5.3: TAXES, ASSESSMENTS, LEVIES AND IMPOSTS
---------------------------------------------------

          In addition to all other amounts payable by BUYER under this Contract, BUYER shall reimburse SELLER for all taxes, assessments, levies, and imposts of whatsoever kind or nature imposed on SELLER by any governmental or quasi-governmental body, as adjusted, modified or revised from time to time, including without limitation the Hawaii General Excise Tax, the Hawaii Environmental Response Tax, and pertaining to sales and purchases of Diesel, the Hawaii Liquid Fuel Tax, with respect to the execution or performance of this Contract or the receipt by SELLER of payments hereunder. Notwithstanding the foregoing and any illustrative price calculation, such as contained in Exhibits C and D, BUYER shall not be required to reimburse SELLER for any tax measured by or based on the net income of SELLER or for real property taxes or to duplicate any item of expense of SELLER which is recovered by SELLER under the Fuel Oil and Diesel prices provided for in Section 5.1 and Section 5.2, respectively. BUYER shall not be required to reimburse SELLER under this Article V for any item expressly mentioned by Platt's Bunkerwire or Platt's Oilgram or confirmed by Platt's Bunkerwire or Platt's Oilgram in writing upon inquiry by either BUYER or SELLER, as being included in a price assessment incorporated in Article V. There shall be no modification in the calculation of any unit of measure conversion, BTU Content adjustment or similar computation of other quality components solely due to the presence or absence of any tax, assessment, levy, impost or other such similar item of expense contained in any such component. At the execution of this Contract, the taxes, assessments, levies or imposts which are currently in effect include the Hawaii General Excise Tax (4.166%), the Hawaii Environmental Response Tax ($0.05 per barrel or $0.0012 per gallon) and pertaining to Diesel, Hawaii Liquid Fuel Tax ($0.0100 per gallon). Also at the execution of this Contract, the Hawaii Environmental Response Tax and Hawaii Liquid Fuel Tax are not subject to Hawaii General Excise Tax.

SECTION 5.4: SUCCESSOR PUBLICATIONS
-----------------------------------

          Platt's Bunkerwire and Platt's Oilgram shall include any successor publication(s) and, in the event of discontinuance of either of these publications or the assessments of Los Angeles Bunker C Fuel Oil or West Coast Pipeline, Los Angeles California Low Sulfur No. 2 Diesel, respectively, the parties shall mutually agree upon the use of alternate reporting services or publications or similar price assessments and any resulting modification of the per barrel [---] for Fuel Oil or per gallon [---] for Diesel, as applicable, as may be reasonable under the circumstances.

SECTION 5.5: DETERMINATION OF BTU CONTENT
-----------------------------------------

          Should the weighted average BTU Content per barrel of the representative samples of Fuel Oil sold and Delivered by SELLER and purchased and received by each respective BUYER during any calendar quarter, and drawn in accordance with the procedures set forth in Article VIII, fall within the range of [---] no price adjustment will be made. If the weighted average BTU Content per barrel [---] the price charged for the Fuel Oil sold and Delivered to that respective BUYER during the calendar quarter in question shall be adjusted by multiplying the price determined in
Section 5.1, by the [---] Exhibit C contains an illustrative schedule of prices for Fuel Oil adjusted with reference to BTU Content calculated pursuant to this
Section 5.5.

          Should the weighted average BTU Content per gallon of the representative samples of Diesel sold and Delivered by SELLER and purchased and received by each respective BUYER during any calendar quarter, and drawn in accordance with the procedures set forth in Article VIII, fall [---] If the weighted average BTU Content per gallon is [---] the price charged for the Diesel sold and Delivered to that respective BUYER during the calendar quarter in question shall be adjusted by multiplying the price determined in Section 5.2, by the [---] Exhibit D contains an illustrative schedule of prices for Diesel adjusted with reference to BTU Content calculated pursuant to this
Section 5.5.

          The official BTU Content determination shall be based upon SELLER's laboratory results provided that the arithmetic difference between SELLER's and BUYER's laboratory results is equal to or less than the then existing ASTM reproducibility standard (currently 0.4 MJ/kg, which shall be deemed by the parties as equivalent to 60,000 BTU per barrel for an individual

Delivery of Fuel Oil sold and Delivered by SELLER and purchased and received by a respective BUYER, and deemed by the parties as equivalent to 1,200 BTU per gallon for any individual Delivery of Diesel sold and Delivered by SELLER and purchased and received by a respective BUYER) for test D-240. If the difference between SELLER's and BUYER's laboratory results should fall outside the ASTM reproducibility standard for ASTM test D-240, the sealed sample in the possession of the Independent Inspector will be provided to an independent laboratory for an official determination, which shall be binding upon the parties. SELLER and BUYER shall share equally the costs of independent tests and determinations.

          SELLER shall credit BUYER's account for overpayments and BUYER shall pay SELLER for underpayments resulting from price corrections for invoiced Deliveries made as a result of BTU Content adjustments as soon as possible after the close of each calendar quarter, but in no event later than sixty (60) Days after the close of a calendar quarter. Such adjustments to either BUYER or SELLER will be handled as separate credits or invoices and invoices issued with respect to individual Deliveries during said calendar quarter will not be corrected and reissued.

                                  ARTICLE VI

                                    PAYMENT
                                    -------
SECTION 6.1: INVOICES
---------------------

          Invoices shall be prepared by SELLER and dated after a Delivery has been completed. A [---] SELLER will transmit an original of the invoice to the BUYER [---] to the address set forth in Section 6.2.

Original invoices shall be accompanied by full documentation, reasonably acceptable to the BUYER, such as, but not limited to, Certificate of Quality, Certificate of Quantity or report of the Independent Inspector and price calculation.

          Invoices which have been so prepared shall be sent to the respective BUYER at the following addresses:

          MECO  -   MAUI ELECTRIC COMPANY, LTD.
                    P. O. BOX 398
                    KAHULUI, HAWAII  96732
                    ATTENTION:  R. CUGAL/PRODUCTION DEPARTMENT
                    FACSIMILE: 808-244-5260

          HELCO -   HAWAII ELECTRIC LIGHT CO., INC.
                    P. O. BOX 1027
                    HILO, HAWAII  96720
                    ATTENTION:  PRODUCTION DEPARTMENT
                    FACSIMILE: 808-969-0435

          Certificate of Quality, laboratory analyses, reports of the Independent Inspector and other documents having to do with the quantity, quality and Delivery of Diesel and Fuel Oil to BUYER, or otherwise with the Diesel and Fuel Oil sold and purchased hereunder, shall be sent to the respective BUYER and to BUYER's agent at the address in Section 15.2 of this Contract.

SECTION 6.2: METHOD OF PAYMENT
------------------------------

          Payments shall be made in USD. Timing of payments of invoices sent to each respective BUYER shall be as follows:

          a. Payment for Deliveries and services from the first through the tenth Day of a Month for which invoices have been received by the fourteenth of that same Month is due on the twentieth Day of said Month.

          b. Payment for Deliveries and services from the eleventh through the twentieth Day of a Month for which invoices have been received by the twenty fourth of that same Month is due on the last Day of said Month.

          c. Payment for Deliveries and services from the twenty-first through the last Day of a Month for which invoices have been received by the fourth of the following Month is due on the tenth Day of said following Month.

For payment timing purposes in this Section 6.2, invoices shall be deemed to have been received on the date of an invoice's postmark. Due dates are dates payments are to reach SELLER. If the due date falls on a Friday, holiday or a Saturday, the payment shall be due on the preceding business day. If such date falls on a Sunday or a holiday falling other than on a Friday, payment shall be due the following business day.

          Payment shall be made by each BUYER by bank wire transfer of immediately available funds to:

                              Citibank, New York
                                ABA # 021000089
                     BHP Petroleum Americas Refining Inc.
                               Account #40643342

SECTION 6.3: PAYMENTS
---------------------

          If a debit memo incorporating an adjustment to a previously issued invoice has been sent to BUYER, subsequent to BUYER making payment of said original invoice, then BUYER shall make payment in accordance with the provisions of this Section 6.1. If a credit memo incorporating an adjustment to a previously issued invoice has been sent to BUYER, subsequent to BUYER making payment of said original invoice, then BUYER shall have the option to apply such credit against payments to be made subsequent to the receipt of the credit, or if such payments are not expected to be made within twenty (20) Days, BUYER shall be able to receive said credit in immediately available funds within three (3) business days of SELLER's receipt of BUYER's written instructions.

          If an invoice incorporating an item at variance with the documentation, or is disputed, has been sent to BUYER, then BUYER shall hold said invoice without penalty until such error, variance with documentation or dispute is resolved and BUYER shall have received a corrected invoice or debit or credit issued subsequently to the original invoice. BUYER shall make payment for such subsequent invoices or debits in accordance with the provisions of this
Section 6.2.

SECTION 6.4: INTEREST
---------------------

          At SELLER's option and election, interest will accrue on all amounts, other than invoice items or amounts in dispute, not paid in accordance with the provisions of this Article VI at the [---]

                                  ARTICLE VII

                      DELIVERIES, TITLE AND RISK OF LOSS
                      ----------------------------------

SECTION 7.1: DELIVERY, TITLE AND RISK OF LOSS
---------------------------------------------

          SELLER agrees to Deliver and BUYER agrees to receive Product into BUYER's Nominated Barge, at SELLER's Loading Pier, Third-Party Pier or at SELLER's SPM pursuant to Section 7.4. For Product Delivered by SELLER into BUYER's Nominated Barge, at SELLER's Loading Pier, SPM, Third-Party Pier or other place of loading nominated by SELLER, title, custody and risk of loss of Product so Delivered shall pass from SELLER to BUYER at the receiving flange of BUYER's Nominated Barge, for loadings at the SPM, or the flange of the receiving hoses of BUYER's Nominated Barge.

          On a when-available basis and when the date is mutually agreed to, SELLER may sell and Deliver and BUYER may purchase and receive Diesel in bulk into BUYER's Nominated Marine Terminal at Kahului, Maui and Hilo and Kawaihae, Hawaii, respectively. Title, custody and risk of loss of Diesel so Delivered shall pass from SELLER to BUYER at the flange of the receiving pipeline of BUYER's Nominated Marine Terminal.

SECTION 7.2: DELIVERY OF DIESEL AND FUEL OIL TO MECO AND HELCO
--------------------------------------------------------------

          The Delivery rate and receiving capability of BUYER's Nominated Barge for Fuel Oil shall be [---] barrels per hour minimum for a Delivered volume of Fuel Oil in excess of [---] barrels. The Delivery rate and receiving capability of BUYER's Nominated Barge for Diesel shall be [---] barrels per hour minimum for a Delivered volume of Diesel in excess of [---] barrels. SELLER agrees to make a reasonable good faith effort to load Diesel and Fuel Oil concurrently; provided, however, that BUYER's Nominated Barge is capable of receiving same.

Fuel Oil will be Delivered into BUYER's Nominated Barge at a temperature above [---]. The gross volume of Fuel Oil per individual Delivery to the Nominated Barge of a respective BUYER shall be limited to a minimum of [---] barrels and a
maximum of [---] barrels.   The gross volume of Diesel per individual Delivery
to the Nominated Barge of a respective BUYER shall be limited to a minimum of [- --] barrels and a maximum of [---] barrels. BUYER may receive a quantity in excess of said maximum Delivery volumes of Fuel Oil and Diesel as may be mutually agreed.

          The Delivery rate of Diesel into BUYER's Nominated Marine Terminal at Kahului, Maui and Hilo and Kawaihae, Hawaii, respectively, shall be [---] barrels per hour minimum. The respective BUYER is responsible for providing discharge facilities through an independent third party; and SELLER has no responsibility to procure discharge facilities on the islands of Maui and Hawaii for the sole purpose of making Deliveries of Diesel in bulk from SELLER's Nominated Barge or in bulk via tank transfer from SELLER's Nominated Terminal on behalf of the respective BUYER.

          When SELLER's Nominated Barge is used to Deliver Diesel to BUYER's Nominated Marine Terminal:

          a. SELLER's Nominated Barge shall comply with all applicable federal, state and local laws, rules and regulations.

          b. SELLER shall be responsible for scheduling dock space in Kahului, Maui, and Kawaihae and Hilo, Hawaii, for SELLER's Nominated Barge.

          c. Dues and other charges on SELLER's Nominated Barge (whether or not such dues or charges are based on the quantity of Product loaded or on the freight and without regard from whom such dues or charges are withheld), taxes on freight and any State fee imposed for use of a pier, wharf or pipeline used during the discharge of SELLER's Nominated Barge shall be paid by SELLER.

          d. SELLER shall employ and also be responsible for costs of any support vessels, pilots, mooring masters, line handlers, or tankermen required all of which shall become borrowed servants of SELLER.

          e. BUYER shall be responsible for reasonable invoiced expenses associated with hose watch personnel and dockside operations employed to attend the Delivery of cargo to BUYER prorated on the basis of the ratio of the volume of cargo Delivered to BUYER to the total volume to cargo discharged from SELLER's Nominated Barge.

          f. Neither BUYER, nor any of its associated or affiliated companies, nor any of the employees, servants, representatives and agents of any of the foregoing, shall be responsible for any losses, damages, delays or liabilities resulting from any negligence, incompetence or incapacity of any tug boat, pilot, line handler, tankermen required or employed by SELLER or otherwise assisting SELLER at the express authorization of SELLER or SELLER's agent or the personnel of any tug(s) or other support vessels or arising from any unseaworthiness or any insufficiency of any tug or other support vessel employed by SELLER or otherwise assisting SELLER at the express authorization of SELLER or SELLER's agent and SELLER agrees to indemnify and hold BUYER harmless from and against any and all such losses, damages, delays or liabilities.

          SELLER shall Deliver, and BUYER shall receive, [---] respectively, which shall be sold and Delivered by SELLER and purchased and received by BUYER collectively each calendar quarter.

SECTION 7.3: FORECAST AND NOTICE OF DELIVERY
--------------------------------------------

          Prior to the [---] Day of each Month, BUYER shall give SELLER a forecast of the total volume of each respective BUYER's liftings of Diesel and Fuel Oil for each of the subsequent three (3) Months. In addition, and also prior to the [---] Day of each Month, BUYER shall provide SELLER a voyage schedule of BUYER's Nominated Barge for the following Month. Such schedule shall show the expected place, date and time of the commencement of each loading operation. BUYER recognizes the importance to SELLER of reasonably accurate lifting forecasts because of SELLER's need to plan Refinery production and shipments. BUYER shall make a reasonable attempt to schedule barges to lift Product ratably through the Month and Year.

          BUYER shall be responsible for scheduling dock space at SELLER's Loading Pier for BUYER's Nominated Barge with the State of Hawaii Department of Transportation - Harbors Division and provide SELLER [---] hour notice of the proposed loading time. BUYER shall also provide [---] hours notice to SELLER during SELLER's regular business hours Monday through Friday (excluding holidays) of the final quantity to be loaded, subject to a plus or minus 10% loading tolerance; provided, however, that in the event of a loading on [---] BUYER shall provide SELLER notice of the final quantity to be loaded, subject to a plus or minus 10% loading tolerance, by [---]

SECTION 7.4: DELIVERY OPERATIONS, LAYTIME AND DEMURRAGE
-------------------------------------------------------

          BUYER's Nominated Barge shall comply with all applicable federal, state and local laws, rules and regulations, and SELLER's vessel acceptance standards, such as that portion of the "BHP Transport Petroleum Tanker Inspection Checklist" as may be applicable to unmanned petroleum tank barges and shall be fit in every way to receive and carry Product. SELLER shall provide BUYER its Operations Manual, relevant portion of the BHP Transport Petroleum Tanker Inspection Checklist and any other applicable safety and operations procedures and vessel acceptance standards, and any amendments thereto, during the term of this Contract. While at SELLER's Loading Pier, BUYER's Nominated Barge shall operate in compliance with SELLER's Operations Manual as approved by the USCG. In addition, a minimum of two qualified tankermen shall be provided by BUYER's barge during all loading operations at SELLER's Loading Pier or Third-Party Pier.

          BUYER's Nominated Barge shall vacate SELLER's Loading Pier or Third-Party Pier as soon as loading is completed, except if such delay is caused by any event or acts beyond the reasonable control of BUYER, including but not limited to acts of God, fire, governmental acts or labor disturbances.

          Dues and other charges on BUYER's Nominated Barge (whether or not such dues or charges are based on the quantity of Product loaded or on the freight and without regard from whom such dues or charges are withheld) shall be paid by BUYER. Any taxes on freight shall be borne by BUYER. BUYER shall be responsible for any State fee imposed for use of SELLER's Loading Pier or Third-Party Pier in the nature of wharfage or pipeline toll. BUYER shall employ and also be responsible for costs of any support vessels, pilots, mooring masters, or line handlers supplied by SELLER or otherwise required at SELLER's Loading Pier, SPM, or Third-Party Pier, all of which shall become borrowed servants of BUYER.

          Neither SELLER, nor any of its associated or affiliated companies, nor any of the employees, servants, representatives and agents of any of the foregoing, shall be responsible for any losses, damages, delays or liabilities resulting from any negligence, incompetence or incapacity of any pilot, line handler, mooring master required at SELLER's Loading Pier, SPM or Third-Party Pier or employed by BUYER or otherwise assisting BUYER at the express authorization of BUYER or BUYER's agent or the personnel of any tug(s) or other support vessels or arising from any unseaworthiness or any insufficiency of any tug or other support vessel employed by BUYER or otherwise assisting BUYER at the express authorization of BUYER or BUYER's agent and BUYER agrees to indemnify and hold SELLER harmless from and against any and all such losses, damages, delays or liabilities.

          At SELLER's Loading Pier or Third-Party Pier, laytime shall commence [---] NOR is tendered or three hours after BUYER's Nominated Barge is all secure at pier, whichever [---]. Allowable laytime shall be [---] provided, however, that in the event that a part cargo or part cargoes belonging to a third party or third parties is/are loaded onto BUYER's Nominated Barge, allowable laytime shall be prorated and BUYER's allowable laytime shall be calculated on the basis of the ratio of the bill of lading volume of BUYER's cargo to the total bill of lading volume of the entire cargo loaded onto BUYER's Nominated Barge or vessel. Laytime shall cease when the hoses are disconnected; however, in the event part cargoes are loaded for BUYER and a third party or parties, BUYER's laytime shall commence as provided above if BUYER's cargo is loaded first, or shall commence upon commencement of loading of BUYER's cargo if BUYER's cargo is not the first to be loaded, and shall cease upon completion of loading of BUYER's cargo. Laytime is allotted and calculated using the barge currently named NOHO HELE (having approximately a 56,000 Bbl capacity). In the event that BUYER's Nominated Barge is a vessel other than the NOHO HELE, laytime shall be the capacity of the substitute tank vessel divided by [---] per hour; e.g., a [---] barge shall have an allowable laytime of [---].

          Demurrage shall be payable at a rate equal to BUYER's actual cost of tug and tow per hour for each hour used and prorated for each portion of an hour used in excess of allowable laytime. In the event the condition of BUYER's Nominated Barge renders it incapable of receiving cargo at the minimum Delivery rate, such that the time spent loading BUYER's Nominated Barge (all cargoes) is in excess of [---] SELLER shall have the right to suspend loading operations and order BUYER's Nominated Barge to vacate SELLER's Loading Pier or Third-Party Pier. SELLER shall not be liable for demurrage to the extent that allowed laytime is exceeded due to the condition of BUYER's Nominated Barge or tug, or is due to events or acts beyond SELLER's reasonable control.

SECTION 7.5: DELIVERY OPERATIONS AT SELLER'S SPM
------------------------------------------------

          While it is the intention of the parties that SELLER make Deliveries of Product on Oahu at SELLER's Loading Pier or Third-Party Pier, subject to mutual agreement, Deliveries may be made at SELLER's SPM. In addition to those provisions of this Article VII not specific to SELLER's Loading Pier or Third-Party Pier, the following additional provisions will also apply to these SPM Deliveries.

          SELLER agrees to make a reasonable good faith effort to Deliver Fuel Oil into the BUYER's Nominated Barge at a temperature above [---]. BUYER's Nominated Barge shall operate in compliance with SELLER's Operations Manual as approved by the USCG and shall also comply with SELLER's current requirements for loading at its SPM as amended from time to time. SELLER may refuse to berth or load BUYER's Nominated Barge at SELLER's SPM for failure to comply with SELLER's Operations Manual or requirements as aforesaid and shall not be liable for any resulting delays or expenses of BUYER.

          An accepted Delivery Day shall be determined in respect of each SPM loading pursuant to the provisions of this section. BUYER shall provide SELLER a proposed 3-Day delivery window upon no less than seven (7) Days' notice from the first proposed Delivery Day. The notice shall also specify the amount of the Product to be Delivered, subject to a variation of plus or minus ten (10) percent at BUYER's option. The Delivery window shall be narrowed to two (2) Days upon no less than three (3) Days' notice from the first proposed Delivery Day and shall be narrowed to one (1) Day upon no less than two (2) Days' notice from the first proposed Delivery Day. A final twenty four (24) hour accepted Delivery Day will be set by mutual agreement upon receipt of the two (2) Day notice. SELLER may reject the final proposed Delivery Day upon providing BUYER twenty four (24) hours notice, with an alternate Delivery Day being set within one (1) Day of BUYER's proposed Delivery Day. Notices may be given by electronic mail, facsimile, radio or telephone.

          When BUYER's Nominated Barge is ready to load, the master of the barge's tug shall provide SELLER NOR, and laytime shall commence [---] or upon the barge's arrival in berth (all fast), whichever first occurs. SELLER shall be allowed twenty four (24) hours laytime for loading the entire cargo requested in the 7-Days' notice.

          BUYER's Nominated Barge shall vacate the SPM as soon as loading is completed. BUYER shall be responsible for any actual loss or damage incurred by SELLER as a direct result of the failure of BUYER's Nominated Barge to promptly vacate the SPM except if such delay is caused by any event or acts beyond the reasonable control of BUYER, including but not limited to acts of God, fire, governmental acts or labor disturbances. In no event shall either party be responsible for prospective profits, or consequential damages allegedly caused by or based upon failure of BUYER's Nominated Barge to promptly vacate the SPM.

SECTION 7.6: POLLUTION MITIGATION
---------------------------------

          When an escape or discharge of oil or any polluting substance occurs in connection with or is caused by BUYER's Nominated Barge or its tow, or occurs from or is caused by loading operations, BUYER or its agents shall promptly take whatever measures are necessary or reasonable to prevent or mitigate environmental damage, without regard to whether or not said escape or discharge was caused by the gross negligence or willful misconduct of BUYER's Nominated Barge or SELLER or BUYER or others. Failing such action by BUYER or its agents, SELLER, on BUYER's behalf, may promptly take whatever measures are reasonably necessary to prevent or mitigate pollution damage and notify BUYER as soon as practicable thereafter of such actions. Each party shall keep the other advised of the nature and results of the measures taken, and if time permits, the nature of the measures intended to be taken.

          The cost of all such measures taken shall be borne by BUYER except to the extent such escape or discharge was caused or contributed to by SELLER, and prompt reimbursement shall be made as appropriate; provided, however, that should BUYER or its agents give notice to SELLER to discontinue said measures (and to the extent government authorities allow SELLER to discontinue said measures) the continuance of SELLER's actions will no longer be deemed to have been taken pursuant to the provisions of this clause.

          Each party shall provide notice to the other pursuant to Section 15.2 or as otherwise provided in writing from time to time during the term of this Contract.

          Notwithstanding any other provision in this Contract, the foregoing provisions shall be applicable only between BUYER and SELLER and shall not affect, as between BUYER and SELLER, any liability of BUYER to any third parties, including the State of Hawaii and the U.S. Government, if BUYER shall have such liability.

SECTION 7.7: OIL SPILL LIABILITY AND INSURANCE
----------------------------------------------

          Should [---] of the Hawaii Revised Statutes as a result of [---]

          BUYER warrants that any vessel used to load Product purchased from SELLER shall have in place Primary and Excess Full Form Protection and Indemnity insurance including cover for Oil Pollution Clean-Up Liability and Liability for Oil Pollution Damage with a combined policy limit of $700,000,000, or the maximum available, as reflected by the coverage carried by other vessels calling at SELLER's SPM.

                                 ARTICLE VIII

                       MEASUREMENT, SAMPLING AND TESTING
                       ---------------------------------

SECTION 8.1: INDEPENDENT INSPECTION
-----------------------------------

          All samples, measurements and determinations samples shall be drawn, taken and made, respectively, with respect to every Delivery and any other provision of this Contract shall be under the supervision of the Independent Inspector, who shall attend every Product Delivery. Reasonable charges for services rendered by the Independent Inspector shall be borne equally by BUYER and SELLER.

SECTION 8.2: DETERMINATION OF QUANTITY
--------------------------------------

          Quantity determination of Product Delivered to BUYER on Oahu will be made by the Independent Inspector gauging SELLER's Product issuing tanks before and after Delivery.

          Quantity determination of Diesel Delivered to BUYER at BUYER's Nominated Marine Terminal at Kahului, Maui or Kawaihae or Hilo, Hawaii, shall be determined at the time of each Delivery by gauging the receiving tanks at BUYER's Nominated Marine Terminal before and after pumping.

          Quantities of Diesel and Fuel Oil sold and Delivered by SELLER and purchased and received by BUYER hereunder shall be determined in accordance with applicable API, ASTM and IP guidelines and shall be expressed in G.S.V., U.S. barrels @ 60 degrees Fahrenheit and U.S. gallons @ 60 degrees Fahrenheit for Diesel and shall be expressed in G.S.V., U.S. barrels @ 60 degrees Fahrenheit for Fuel Oil.

          The Independent Inspector shall (1) prepare and sign a Certificate of Quantity stating the quantity of Product determined according to the provisions of this Section 8.2 to have been

Delivered to BUYER and loaded onboard BUYER's Nominated Barge or received by BUYER's Nominated Marine Terminal; (2) furnish BUYER and SELLER each with a copy of such Certificate; and (3) advise by facsimile or electronic mail the quantity of Product Delivered to BUYER loaded onto BUYER's Nominated Barge or received by BUYER's Nominated Marine Terminal to BUYER and SELLER. The data in the Independent Inspector's Certificate of Quantity prepared as provided herein shall, absent fraud or errors and omissions, be binding and conclusive upon both parties, and shall be used for verification of the invoice and Bill of Lading.

SECTION 8.3: SAMPLING AND DETERMINATION OF QUALITY
--------------------------------------------------

          The Independent Inspector shall inspect the receiving barge cargo tanks immediately prior to the commencement of the Delivery to ensure that they contain no more than reasonable minimum retains of the previous cargo and shall draw composite samples of any diesel and fuel oil retain ("Barge O.B.Q. Samples") if such retain is accessible to standard sampling equipment. The Barge O.B.Q. Samples shall be sealed and held by the Independent Inspector for a period of not less than three (3) Months.

          Unless otherwise specifically agreed by the parties, the quality and BTU Content of the Diesel and Fuel Oil sold and Delivered by SELLER and purchased and received by BUYER into BUYER's Nominated Barge shall be determined on the basis of a volumetric weighted average composite of samples drawn from the cargo tanks at the completion of loading of the Diesel and of the Fuel Oil into BUYER's barge ("Barge Composite After Loading Samples") by the Independent Inspector in such a manner as to be representative of the total volume of the Delivery of each respective Product.

          With respect to Diesel Delivered to BUYER's Nominated Marine Terminal, the Independent Inspector shall draw composite sample(s) representative of the diesel in the receiving tank(s) at BUYER's Nominated Marine Terminal immediately prior to the commencement of the Delivery ("Terminal Before Receipt Samples"). The Terminal Before Receipt Samples shall be sealed and retained by the Independent Inspector for a period of not less than three (3) Months.

          Unless otherwise specifically agreed by the parties, the quality and BTU Content of the Diesel sold and Delivered by SELLER and purchased and received by BUYER into BUYER's Nominated Marine Terminal shall be determined on the basis of a volumetric weighted average composite of samples drawn from the relevant cargo tank(s) of SELLER's Nominated Barge ("BHP's Barge Sample") or from the issuing tank(s) of SELLER's Nominated Terminal ("BHP's Terminal Sample") by the Independent Inspector in such a manner as to be representative of the total volume of the Delivery.

          Barge Composite After Loading Samples, BHP's Barge Sample or BHP's Terminal Sample shall be divided into three parts and dated, and are to be distributed as follows:

            1. One part shall be provided to SELLER's laboratory for analysis to determine quality and BTU Content.

            2. One part shall be provided to BUYER's laboratory for the purpose of verifying SELLER's determinations.

            3. One part shall be sealed and retained by the Independent
               Inspector for a period of not less than three (3) Months.

          To provide an early warning of any quality problems with Diesel or Fuel Oil Delivered to BUYER, SELLER agrees to perform a Product Preliminary Analysis on a volumetric weighted average composite of samples from 1) SELLER's issuing tank(s) and delivery piping so as to be approximately representative of the intended Delivery in the case of a Delivery to BUYER's Nominated Barge; or
2) the cargo tanks of SELLER's Nominated Barge approximately representative of the intended Delivery; or 3) the issuing tank(s) of SELLER's Nominated Terminal approximately representative of the intended Delivery. SELLER agrees to provide BUYER and the Independent Inspector with copies of said Product Preliminary Analysis prior to commencing Delivery. The Independent Inspector shall ensure that copies of the Product Preliminary Analyses are placed on the barge or otherwise made available to representatives of the terminal facility receiving the Product.

          SELLER agrees to provide BUYER and the Independent Inspector with the Certificate of Quality representing the sample(s) drawn by the Independent Inspector and will make a reasonable good faith effort to provide the Certificate of Quality no later than twenty four (24) hours after the Delivery has been completed. If the completed Certificate of Quality can not be provided to the Independent Inspector and BUYER within said 24-hour period, in lieu thereof, SELLER agrees to provide to the Independent Inspector and BUYER, no later than 24 hours after the Delivery has been completed, the final determination of API gravity, flash point, sulfur content and sediment & water which shall be reported in the completed Certificate of Quality. BUYER shall have the right to perform laboratory analyses in order to verify the results of SELLER's laboratory analyses; provided however, that such verification analyses shall be performed in a timely manner.

SECTION 8.4: DISPUTE
--------------------

          If SELLER or BUYER has reason to believe that the quality or quantity of Product stated in a Certificate of Quality, Certificate of Quantity, Product Preliminary Analysis, report of the Independent Inspector and any other document relevant to the determination of the quantity or quality of the Diesel and Fuel Oil Delivered to BUYER, regardless of whether or not such document was prepared by the Independent Inspector, is incorrect, including a dispute as to the Product Preliminary Analysis and test results of the Barge O.B.Q. Samples, Barge Composite After Loading Samples, Terminal Before Receipt Samples, BHP's Barge Samples or BHP's Terminal Samples in the possession of SELLER or BUYER, or any other relevant samples, then that party shall within thirty (30) Days after the later of the date of the complete Certificate of Quality or the date of the final determination of BTU Content, present the other party with documents
supporting such determination.   The parties will thereafter confer, in good
faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quality and quantity, if justified, for the Delivery in question.

          In the event of an unresolvable difference between SELLER and BUYER, the Independent Inspector shall prepare in whole or in part from the samples in its possession, a representative sample of the disputed Delivery ("Referee Sample") which shall be provided to an independent laboratory for a final determination, which shall be binding on the parties. The Referee Sample shall include a volumetric proportion of the Barge O.B.Q. Sample, or in lieu thereof, the Barge Composite After Loading Sample from the previous cargo of BUYER's Nominated Barge, should the retains of the previous cargo of BUYER's Nominated Barge be reasonably suspected as a cause of the quality problem. SELLER and BUYER shall share equally the cost for such independent laboratory determination.

          In the event of any quality problems occurring, both SELLER and BUYER shall attempt to minimize the impact of any such quality problems by quality specification waiver, especially if use of the Delivered Diesel or Fuel Oil will not harm BUYER, or by SELLER Delivering higher quality Diesel or Fuel Oil in a timely manner to produce a specification quality blend at BUYER's Nominated Barge or Product storage terminal. If efforts to resolve the quality problem fail, BUYER may return off-specification Delivered Product to SELLER, in which case SELLER shall replace the off-specification Product by Delivering an equal volume of Product to BUYER in a timely manner.

          All costs and expenses, including testing, transportation, re-refining, and handling costs incurred in returning and replacing off-specification Product shall be paid by the responsible party, as determined by the independent laboratory test results and any other applicable evidence. In no event shall either party be responsible for prospective profits, or consequential damages allegedly caused by or based upon any quality problem with the Product.

                                  ARTICLE IX

                                     [---]

          It is understood and agreed that both parties entered into this Contract [---] of this Contract or any subsequent amendments hereto, [---] is [---] by [---] or [---] by [---] hereunder. [---] Such [---] shall be [---]
after such a [---] the parties shall [---] within [---] Days after [---] the [---] Such [---] within [---] has been agreed upon, or [---]

                                   ARTICLE X

                                 FORCE MAJEURE
                                 -------------

SECTION 10.1: FORCE MAJEURE
---------------------------

As used in this Contract, an event or act of "Force Majeure" is defined as follows: acts of God, wars, riots, strikes, labor disputes, lockouts, blockades, insurrections, inability to secure materials or labor by reason of allocations promulgated by governmental agencies, epidemics, landslides, lightning, earthquakes, fires, floods, tidal waves, volcanic eruptions, explosions, or any other causes not within the reasonable control of the affected party.

SECTION 10.2: OBLIGATIONS SUSPENDED
-----------------------------------

          BUYER's obligation to purchase or receive Product, or SELLER's obligation to sell or Deliver Product, shall be suspended to the extent performance is prevented by an event or act of Force Majeure for any period in which such event or act exists as to the party claiming Force Majeure; and so long as such party is exercising its good faith efforts to overcome such Force Majeure event. However, nothing in this Article X excuses BUYER from its obligation to make payments of money due SELLER for Product already Delivered to BUYER.

SECTION 10.3: NOTICE OF FORCE MAJEURE
-------------------------------------

          The party claiming Force Majeure agrees to give the other party prompt written notice of an act or event of Force Majeure. The party claiming Force Majeure shall use due diligence to cure any act or event of Force Majeure, and shall give the other party prompt notice after the act or event of Force Majeure has terminated. This Article shall not require any party to settle or compromise any strike or labor dispute.

SECTION 10.4: NO MAKE-UP REQUIREMENT
------------------------------------

          After the act or event of Force Majeure has terminated, SELLER shall not be obligated to sell and Deliver and BUYER shall not be obligated to purchase and receive the un-Delivered quantity of Product which normally would have been sold and Delivered during the period of Force Majeure.

                                  ARTICLE XI
                         PRICE AND ALLOCATION CONTROLS
                         -----------------------------

SECTION 11.1: REGULATORY PRICE SUSPENSION
-----------------------------------------

          If SELLER is precluded by statute, or by regulation, rule, governmental interpretation or order implementing such statute from obtaining any increase in price of Product, as determined pursuant to this Contract, the increase shall be suspended until said law, regulation, rule, governmental interpretation or order permits the increase in whole or in part. In such an event, BUYER and SELLER shall confer in good faith and attempt to agree on an alternate course of action; but failing agreement within ten (10) Days, the party adversely affected may suspend performance with respect to the quantity of Product affected by the statute, regulation, rule, governmental interpretation or order. In the event the law, regulation, rule, governmental interpretation or order is terminated or is later modified to permit the increase, in whole or in part, the Product Price shall be increased for Deliveries of the Product made thereafter to the level permitted under this Contract without further action by the parties.

SECTION 11.2: GOVERNMENT REGULATIONS
------------------------------------

          If the Delivery or supply of Product pursuant to this Contract conflicts with or is limited or prohibited by any federal, state or local regulations, statutes, rules or permits then to the extent of such conflict, limitation or prohibition, SELLER shall have no obligation to Deliver or supply BUYER with the Product under this Contract and BUYER shall have no obligation to purchase or receive the Product under this Contract. BUYER, in BUYER's discretion, may elect to complete and file any and all required Federal or state regulatory forms to permit, facilitate, or enable the supply of Product to BUYER under this Contract. SELLER shall fully cooperate with BUYER in the completion and filing of the foregoing forms. If BUYER's purchase, receipt or use of Product pursuant to this Contract conflicts with or is limited or prohibited by any Federal, State, or local regulations, statutes, rules or permits then to the extent of such conflict, limitation, or prohibition, BUYER shall have no obligation to purchase and receive the Product under this Contract.


                                  ARTICLE XII

                                  ASSIGNMENT
                                  ----------

          This Contract shall not be assigned by either party without prior written consent of the other party, which shall not be unreasonably withheld; provided, however, HECO, HELCO, and MECO may assign their interests in this Contract to the Trustee under their respective First Mortgage Indentures.

                                  ARTICLE XIII

                                 APPLICABLE LAW
                                 --------------

          This Contract shall be deemed to be a Contract made under and shall be governed by and construed in accordance with the laws of the State of Hawaii. The parties hereby consent to the personal jurisdiction of the federal and state courts in the State of Hawaii.

                                  ARTICLE XIV

                      PUBLIC UTILITIES COMMISSION APPROVAL
                      ------------------------------------

          This Contract is required to be filed with the Hawaii Public Utilities Commission ("PUC") for approval. If in proceedings initiated as a result of the filing of this Contract, the PUC disapproves or fails to authorize the full recovery of fuel costs incurred under this Contract through the a respective BUYER's Energy Cost Adjustment Clause, the affected BUYER may terminate this Contract at any time within ninety (90) Days of disapproval by giving sixty (60) Days written notice to the SELLER.

                                   ARTICLE XV

                    ENTIRE AGREEMENT, WAIVER AND ILLEGALITY
                    ---------------------------------------

SECTION 15.1: ENTIRE AGREEMENT AND WAIVER
-----------------------------------------

          This Contract incorporates the entire agreement between the parties with reference to the subject matter and cancels and supersedes as of the date of execution hereof all prior oral or written understandings, or agreements, between the parties with respect to the subject matter and may only be modified by written instrument executed by duly authorized representatives of the parties. There are no other agreements which constitute any part of the consideration for, or any condition to, either party's compliance with its obligations under this Contract. Failure to insist upon strict performance of any provision shall not constitute a waiver of the right to require such performance, nor shall a waiver in one case constitute a waiver with respect to a later breach, whether of a similar nature or otherwise. If any term or provision of this Contract is held by any Court to be illegal or unenforceable, the remaining terms, provisions, rights and obligations shall not be affected. The headings or captions are for convenience only and have no force or effect on legal meaning in the construction or enforcement of the Contract. Time shall be of the essence in this Contract.

SECTION 15.2: NOTICES
---------------------

          Except as otherwise expressly provided herein, all notices shall be given in writing, by letter, electronic mail, or facsimile to the following addresses, or such other addresses as the parties may designate by notice, and shall be deemed given upon receipt.

          SELLER:   BHP PETROLEUM AMERICAS REFINING INC.
                    733 BISHOP STREET
                    HONOLULU, HAWAII  96813
                    ATTN: VICE PRESIDENT INTERNATIONAL SUPPLY AND MARKETING
                    FACSIMILE:  (808) 547-3796

          BUYER:    HAWAIIAN ELECTRIC COMPANY, INC.
                    P. O. BOX 2750
                    HONOLULU, HAWAII  96840
                    ATTN:  MANAGER, POWER SUPPLY SERVICES DEPARTMENT
                    FACSIMILE:  (808) 543-4366

The Manager, Power Supply Services Department, for Hawaiian Electric Company, Inc. shall be responsible for forwarding notices to the other parties to this Contract.

                                  ARTICLE XVI

                                     [---]

          During the period this Contract is in effect, [---] agrees to make available to [---] on a [---] Such use shall include an allowance for [---] its fuel storage and distribution facilities and pipelines located at Barbers Point in Campbell Estate Industrial Park. [---] shall be on the basis of the terms, conditions and obligations set forth in this Contract and Addendum No. 1 attached hereto and incorporated herein by reference.

          [---] as set forth in this Article XVI and Addendum No. 1 during any Year of this Contract shall be [---] per Article III of this Contract, respectively, during the preceding Year for the Years of this Contract during the period 1999-2004; for Contract Year 1998, the [---]

                                  ARTICLE XVII

             BUYER'S USE OF SELLER'S FACILITIES ON MAUI AND HAWAII
             -----------------------------------------------------

          SELLER agrees to provide the respective BUYER on a space-available basis the non-exclusive right to use SELLER's Kahului Terminal and to provide BUYER [---] to use SELLER's Hilo Terminal. The respective BUYER's use of

SELLER's Neighbor Island Terminals shall be on the basis of the terms, conditions and obligations set forth in Addendum No. 2 attached hereto and incorporated herein by reference.

                                 ARTICLE XVIII

                                   INDEMNITY
                                   ---------

          SELLER shall indemnify, defend and hold harmless BUYER, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, (including attorneys' fees) and proceedings of any nature whatsoever for bodily injury, (including death) or property damage, including but not limited to BUYER's facilities, that results from Diesel or Fuel Oil which does not meet specifications or contaminated Diesel or Fuel Oil or that arises out of or is in any manner connected with the storage or transportation of Diesel or Fuel Oil in SELLER's custody, except to the extent that such injury or damage may be attributable to the gross negligence or willful action of BUYER.

          BUYER shall indemnify, defend and hold harmless SELLER, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, (including attorneys' fees) and proceedings of any nature whatsoever for bodily injury, (including death) or property damage, including but not limited to SELLER's facilities, that results from Diesel or Fuel Oil which does not meet specifications or contaminated Diesel or Fuel Oil or that arises out of or is in any manner connected with the storage or transportation of

Diesel or Fuel Oil in BUYER's custody, except to the extent that such injury or damage may be attributable to the gross negligence or willful action of SELLER.
               Notwithstanding the foregoing, neither party shall be responsible for consequential damages.
          The provisions of this Article XVIII shall survive the termination of the Contract.

                                  ARTICLE XIX

                                    DEFAULT
                                    -------
          Failure of either party to promptly perform any material obligation under this Contract shall constitute default. If BUYER or SELLER considers the other party (the "Defaulting Party") to be in default of any material obligation under this Contract, such party (the "Non-Defaulting Party") shall give the Defaulting Party prompt notice thereof, describing the particulars of such default. The Defaulting Party shall thereafter have thirty (30) Days from the receipt of said notice in which to remedy such default. If the default is not cured, the Non-Defaulting Party may, without prejudice to any other rights or remedy of such party in respect of such default, terminate its obligations under this Contract by written notice to the Defaulting Party, except for BUYER's obligation to pay in full in United States currency for amounts due under this Contract and except for any obligation which may accrue to BUYER or SELLER under
Article XVIII herein. Any termination shall be without prejudice to accrued rights. All rights and remedies hereunder are independent of each other and election of one remedy shall not exclude another.

                                   ARTICLE XX

                                  COUNTERPARTS
                                  ------------

          This Contract may be executed in as many counterparts as desired by the parties, any one of which shall have the force and effect of any original but all of which together shall constitute the same instrument.

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound thereby, have caused this Contract to be executed in duplicate originals by their duly authorized officers.

HAWAIIAN ELECTRIC                               BHP PETROLEUM AMERICAS
COMPANY, INC.                                   REFINING INC.


By        /s/ Edward Y. Hirata                  By /s/ Faye W. Kurren
          --------------------                     ------------------
          Its                                      Its
                                                          SELLER


By        /s/ Marvin A. Hawthorne
          -----------------------
          Its
                    BUYER

HAWAII ELECTRIC LIGHT
COMPANY, INC.


By        /s/ Edward Y. Hirata
          --------------------
          Its


By        /s/ Marvin A. Hawthorne
          -----------------------
          Its

                     BUYER

MAUI ELECTRIC COMPANY, LTD.


By        /s/ Edward Y. Hirata
          --------------------
          Its


By        /s/ Marvin A. Hawthorne
          -----------------------
          Its

                      BUYER

                                 ADDENDUM NO. 1

                                     [---]

SECTION 1: INTRODUCTION
-----------------------

          During the term of this Contract, [---] agrees to make available for the use of [---] on a non-exclusive basis for [---] and for the [---] provided:

1. [---] shall have the right to review the quality of [---] being transported by [---] through [---] and

2. [---] shall permit [---] its employees and agents (including but not limited to affiliates and contractors and their employees) to enter upon and inspect [---] immediately prior to, during and immediately after shipment of [---] through [---] upon reasonable advance notice to [---] and provided that such entry and inspection shall not interfere with operation of [---]

3. During any period of use by [---] shall be operated in a safe manner, in compliance with all applicable laws and regulations, and in accordance with GEOPS and in accordance with generally accepted industry practices.

SECTION 2: [---]
-----------

          [---] need to be constructed in the location where [---] physically intersect and connect with [---] which shall be taken to be at the [---] Provided further:

a. At the request of [---] shall be responsible for the design, engineering and construction of the [---] shall bear all reasonable costs arising from said design, engineering and construction of the [---] shall have the right to approve in advance, [---] designs, engineering and construction standards, provided, however, that such approval shall not be unreasonably withheld.

b. [---] may, at its option, engage third-party consultants or contractors to perform the design, engineering and construction of the [---] provided that [---] selection of such consultants and contractors shall be subject to [---] approval, provided, however, that such approval shall not be unreasonably withheld.

c. The design and engineering plans (the "Plans") for the [---] shall be developed in accordance with all applicable laws and regulations and GEOPS. [---] shall have thirty (30) working days following its receipt of the Plans ("30-day Period") to review the Plans and submit written comments to [---]. Should [---] fail to provide written notice to [---] of its approval, conditional approval or disapproval of the Plans prior to the end of said 30-day Period, [---] shall be deemed to have approved the Plans.

d. [---] shall permit [---] to inspect the construction of the [---] at all times during normal business hours and upon reasonable advance notice. [---] or

   [---] contractor shall perform all construction work in compliance with all applicable laws and regulations. [---] shall submit a construction time schedule for approval by [---] provided, however, that such approval shall not be unreasonably withheld.

e. Following the completion of the construction of the [---] shall transfer to [---] all of [---] rights, title and interest in and to the [---] which shall then be a part of [---]. On and after such date and time of transfer, [---] shall own, operate and maintain the [---] and other components of the [--- ]shall schedule and perform such routine maintenance on the [---] as shall be required by applicable laws, regulations, general industry practices and GEOPS, providing reasonable advance notice to [---] shall reimburse [---] for its reasonable documented out of pocket costs and expenses to the extent they result from such routine maintenance.

SECTION 3: SAFE OPERATION
-------------------------

          During any period of use by [---] shall at all times be operated in a safe, effective and efficient manner, in compliance with all applicable laws and regulations, in a reasonable and prudent manner and in conformance with generally accepted industry practices and GEOPS. [---] shall be required to provide and pay all costs for necessary documentation, including operations manuals, personnel and equipment (hoses, valves, containment booms, etc.) to safely operate [---] except to the extent said costs result from [---] use, in which case said costs are for the account of [---]. During any period of use by [---] shall at all times be operated within the operating procedures, pressure testing requirements, emergency stop procedures, etc. established by the [---] in accordance with GEOPS. These procedures and requirements may be changed from time to time upon reasonable advance notice to [---].

          [---] operating standards and instructions shall be available for [---] inspection at [---].

SECTION 4: MAINTENANCE
----------------------

          Consent of [---] shall not be required for routine maintenance of the [---] or [---] provided, however, [---] shall be required to advise [---] in advance regarding the potential impact on shipments of [---] caused by any annual USCG required hydrotesting or maintenance procedures or improvements which are not routine or minor in nature and which are not urgent and necessary to maintain the [---] or [---] in good order. Such maintenance shall be performed by [---] as may be required from time to time.

          [---] shall maintain accurate and complete records of maintenance performed and shall provide same and any other relevant supporting information as [---] may reasonably require.

SECTION 5: ADDITIONS OR MODIFICATIONS
-------------------------------------

          If subsequent to January 1, 1998, additions or modifications to any part of [---] are reasonably required in the mutual opinion of [---] solely in order to accommodate [---] use, such modifications shall be designed, engineered and constructed in accordance with the provisions of Section 2 herein. All rights, title and interest in the addition or modification shall rest with [---] who shall own, operate and maintain such addition or modification in accordance with the provisions herein including but not limited to

Sections 2, 3 and 4. [---] shall reimburse [---] for its reasonable costs and expenses incurred pursuant to the installation and maintenance of the addition or modification upon presentation of invoices or other suitable documentation in accordance with Section 2 and Section 11 herein.

SECTION 6: FORECAST, SCHEDULING, NOTICE AND DEMURRAGE
-----------------------------------------------------

          [---] will mutually coordinate the shipment of [---] through [---] Shipment scheduling shall be flexible to ensure that [---] shipments are not unreasonably interrupted. To assist in the coordination of shipments:

1. [---] shall provide [---] a forecast of intended shipments, minimum of [---] barrels to a maximum of [---] barrels, of [---] through [---] ten (10) Days prior to the beginning of any month for the two (2) subsequent months. The forecast for the first subsequent month shall define on a weekly basis the nature and volume of shipments. The forecast for the second subsequent month shall specify the total volume of shipments for that month.

2. With respect to each individual shipment of [---] though [---] shall provide [---] proposed one (1) Day shipment period or window for shipments volumes up to [---] barrels, a proposed two (2) Day shipment window for shipment volumes from [---] barrels to [---] barrels, and a proposed three (3) Day shipment period or window for shipment volumes from [---] barrels to [---] barrels upon no less than twelve (12) Days' notice prior to the first Day of the proposed shipment period ("12-Day Notice"). The 12-Day Notice shall also specify the amount of [---] to be shipped, subject to a variation of plus or minus twenty (20) percent with respect to the actual volume shipped. [---] may reject the proposed shipment period upon providing [---] notice, no later than two (2) business days from the receipt of [---] 12-Day Notice, of an alternate one (1) Day, two (2) Day or three (3) Day shipment period, respectively, where the first day of such alternate one (1) Day, two (2) Day or three (3) Day period is within three (3) Days of the date of [---] first proposed one (1) Day, two (2) Day or three (3) Day shipment period, respectively. Notices may be given by electronic mail, facsimile or telephone.

3. Notwithstanding the estimated duration of shipment operations, the estimated date and time of the commencement of shipment operations shall be narrowed to 12 hours by mutual consent of [---] no later than two (2) Days prior to the estimated shipment commencement time and date. [---] shall be responsible to reserve the pier, on the agreed upon dates, through the customary channel in the State of Hawaii Department of Transportation - Harbor's Division. If [---] is unable to reserve the pier during the agreed upon dates, then [---] shall not be responsible for demurrage until [---] reserves the pier in the next agreed upon shipment window.

4. When [---] is ready to load or discharge and is within the shipment window as per this Section 6, [---] shall provide [---]. Laytime shall commence [---] whichever shall first occur. If [---] tenders NOR before the first day of the agreed shipment period the NOR shall be effective

    [---] Allowable laytime shall be equal to the total volume of the shipment in barrels, as determined by the Independent Inspector from gauging the receiving or issuing tank(s) in [---] divided by [---] barrels per hour. Laytime shall cease when the hoses are disconnected. Demurrage shall be payable at a rate equal to [---] actual invoiced demurrage cost for each hour used and prorated for each portion of an hour used in excess of allowable laytime. [---] shall not be liable for demurrage to the extent that allowed laytime is exceeded due to the condition of [---] or is due to any events or acts beyond the reasonable control of [---] including but not limited to acts of God, fire, weather, government acts, labor disturbances or other events as defined in Article X.

5. [---] shall vacate the berth at [---] upon completion of cargo operations. If the condition of [---] renders it incapable of receiving or discharging cargo at a minimum rate of [---] barrels per hour such that the time spent loading or discharging[---] is in excess of the total of allowable laytime, [---] at its sole option, may require [---] to promptly vacate the berth at [---] to accommodate [---] operations. In circumstances where the re-berthing of [---] is required to complete cargo operations, [---] shall make reasonable efforts to [---] promptly upon completion of [---] operations and all time waiting for re-berthing shall be for [---] account. [---] shall be responsible for any actual loss or damage incurred by [---] as a direct result of the failure of [---] to promptly vacate the berth except if such delay is caused by any event or acts beyond the reasonable control of [---], including, but not limited, to acts of God, fire, governmental acts or labor disturbances. In no event shall either party be responsible for loss of prospective profits, or consequential damages allegedly caused by or based upon failure of [---] to promptly vacate the berth.

SECTION 7: DETERMINATION OF SHIPMENT QUANTITY
---------------------------------------------

          The quantity of each shipment of [---] shall be determined by an Independent Inspector in accordance with Article VIII. The Independent Inspector or [---] shall provide [---] with summary documentation of [---] shipments describing the volumes and dates of such shipments through [---].

SECTION 8: TITLE AND RISK OF LOSS
---------------------------------

          Title to [---] transported through [---] for [---] account shall at all times remain with [---] shall bear the risk of loss of [---] transported in [---] except to the extent the loss was caused or contributed to by the gross negligence or willful misconduct of [---].

SECTION 9: LINE DISPLACEMENTS
-----------------------------

          If for operational reasons it is necessary for [---] to deliver line displacement stock to [---], such line displacement stock shall be the least expensive grade or type available which is suitable for the purpose and the line displacement stock shall be of such quality specification that neither causes operational problems to [---] nor results in the contamination of [---] such that [---] fail to comply with the specification limits with which they would have otherwise been in compliance. If time permits,

[---] shall have the right to approve in advance the suitability of such pipeline displacement stock, provided that such approval shall not be unreasonably withheld. [---] shall purchase such stock from [---] in accordance with the prices set forth in Article V. The quantity of line displacement stock delivered to [---] shall be determined by the Independent Inspector in accordance with Article VIII.

          To the extent that small portions of [---] shipped through [---] are delivered to [---] in the course of acting as an interface between [---] in that portion of [---] not used to ship [---] shall credit [---] for such transferred [---] at the prices set forth in Article V. The quantity of such transferred [---] shall be determined by the Independent Inspector in accordance with
Article VIII.

SECTION 10: THROUGHPUT FEES AND OTHER EXPENSES
-----------------------------------------------

          In consideration for its use of [---] and for performing line
displacement operations for    [---] both before and after [---] use of [---]
shall pay to [---] a throughput charge ("Throughput") on [---] transferred through [---].

          The Throughput shall be calculated by multiplying the transport charge per physical barrel ("Rate") by the number of physical barrels of [---] shipped through [---] as determined by the Independent Inspector. The number of physical barrels of [---] shipped shall be determined pursuant to Article VIII.

          The base Rate shall be [---] per barrel. [---] Escalation factor A ("FA"), escalation factor B ("FB") and escalation factor C ("FC") are defined as follows:

   (i) A labor adjustment factor A which is defined as the arithmetic average of the hourly earnings in dollars per hour for the petroleum and coal products industry as shown in the "Employment and Earnings" publication of the U.S. Department of Labor, Bureau of Labor Statistics, for the three months of the second calendar quarter immediately preceding the calendar quarter of the month in which services are rendered, divided by 20.353.

   (ii) An industrial commodities adjustment factor B which is defined as the arithmetic average of the Producer Price Index for Industrial Commodities as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the three months of the second calendar quarter immediately preceding the calendar quarter of the month in which services are rendered, divided by 128.700.

   (iii) A fuels and power adjustment factor C which is defined as the arithmetic average of the Producer Price Index for Fuels and Power (Code 5), as published by the U.S. Department of Labor, Bureau of Labor Statistics, for the three months of the second calendar quarter immediately preceding the calendar quarter of the month in which services are rendered, divided by 90.767.

          [---] shall employ and also be responsible for costs of any support vessels, pilots, mooring masters, [---] or line handlers supplied by [---] or otherwise required by [---], all of which shall become borrowed servants of [---]. Dues and other charges on [---] (whether or not such dues or charges are based on the quantity of [---] loaded or discharged or on the freight and without regard from whom such dues or charges are withheld) shall be paid by [---]. Any taxes on freight shall be borne by [---] shall be responsible for any State fee imposed for its use of [---] in the nature of wharfage or pipeline toll.

SECTION 11: INVOICES
--------------------

          [---] shall issue invoices for [---] in the month following the month in which the services or costs and expenses are incurred. [---] will pay on these invoices in accordance with Article VI.

SECTION 12: [---]
------------
          [---]

SECTION 13: OIL SPILL CLEAN UP EXPENSE
--------------------------------------

          [---] shall expeditiously clean up any spills occurring from a leak, rupture or other incident to [---] when [---] are in use by [---] to transport [---] or line displacement; and any costs incurred by [---] for such cleanup shall be for the account of [---] and invoices for such services will be rendered by [---] in accordance with Article VI of this Contract; provided that [---] shall have no obligation to pay for such cleanup to the extent caused by the gross negligence or willful misconduct of [---], its employees and contractors.

SECTION 14: CONSEQUENTIAL DAMAGES
---------------------------------

In no event shall either party be responsible for loss of prospective profits, or consequential damages arising or resulting from either party's performance or failure to perform hereunder.

SECTION 15: VESSEL REQUIREMENTS
-------------------------------

          [---] shall comply with all applicable provisions of Article VII of this Contract, including but not limited to compliance with regulations, compliance with [---] vessel acceptance standards, compliance with [---] Operations Manual, pollution mitigation, required insurance, liability for dues and other charges on said vessel. [---] shall be responsible for all reasonable costs of physical inspection of vessel, as required by [---].

SECTION 16: NOT A PUBLIC UTILITY
--------------------------------

          Nothing herein shall be construed as a dedication of [---] to public use and, except as otherwise specifically provided herein, [---] shall retain the exclusive right to determine who shall use [---].

SECTION 17: ASSIGNMENT
----------------------

          [---] shall not sell, assign, license, sublet or in any other manner transfer or dispose of all or any of its right, title, or interest hereunder to any other person, other than to a subsidiary, affiliate or parent corporation or the trustee under [---].

SECTION 18: PARTIES' RIGHTS
---------------------------

          Neither [---] shall commit or suffer to be committed any act or default whereby the rights and interests of either party in and under right of entry or easements shall be jeopardized.

                                 ADDENDUM NO. 2

                     SELLER'S FACILITIES ON MAUI AND HAWAII
                     --------------------------------------

SECTION 1: AVAILABILITY, FORECAST, OPTION, THROUGHPUT, QUALITY, DELIVERY SIZE
-----------------------------------------------------------------------------
AND SERVICES
------------

          To provide operating flexibility to a valued customer SELLER agrees to provide the respective BUYER on [---] to use SELLER's Kahului Terminal and SELLER's Hilo Terminal for the terminaling of BUYER's diesel received in bulk ex-barge on the terms and conditions described in this Addendum No. 2.

          Unless expressly agreed to by SELLER and BUYER, [---] SELLER shall give BUYER a forecast of available diesel storage capacity expected to be available in each of SELLER's Neighbor Island Terminals for each of the [---] in said [---] Upon receipt of SELLER's advice, each respective BUYER shall have [---] to either commit to the use of such available space, or decline to exercise said option.

          BUYER's [---] it to deliver diesel for receipt by SELLER at a respective SELLER's Neighbor Island Terminal for return to BUYER at that same respective SELLER's Neighbor Island Terminal at [---] barrels per [---] unless expressly agreed otherwise by SELLER and BUYER.

          BUYER agrees that all diesel delivered to SELLER's Neighbor Island Terminals shall meet the specifications as described in Article IV.

          BUYER agrees to schedule its shipments to a respective SELLER's Neighbor Island Terminal such that they arrive at reasonably regular intervals and such that each delivery shipment contains a minimum of [---] barrels of diesel to SELLER's Kahului Terminal or a minimum of [---] barrels of diesel to SELLER's Hilo Terminal, provided the respective terminal is capable of receiving same.

          BUYER agrees to schedule its trucks lifting Returned diesel at the respective SELLER's Neighbor Island Terminal such that each load is a minimum of [---] gallons and amounts delivered are to be lifted no later than [---]

          BUYER agrees that diesel loading operations at the truck loading rack at SELLER's Kahului Terminal shall [---] unless otherwise mutually agreed. BUYER agrees that diesel loading operations at the truck loading rack at SELLER's Hilo Terminal shall [---] Sunday through Saturday, unless otherwise mutually agreed.

SECTION 2: BUYER'S ADVICE OF SHIPMENT OF RECEIVED DIESEL
--------------------------------------------------------

          Whenever BUYER delivers a shipment of Received diesel for terminaling at SELLER's Neighbor Island Terminals, BUYER shall provide SELLER with estimated arrival and delivery times of BUYER's Nominated Barge transporting the Received diesel. BUYER or BUYER's agent shall provide radio or phone notification to SELLER's representative at each unloading location at least twenty four (24) hours prior to the diesel delivery of Received diesel. In addition, BUYER or BUYER's agent shall also provide the Captain of the Port with radio or phone notification at least twenty four (24) hours prior to any delivery. Should the estimated time of arrival or delivery change by two (2) or more hours following the 24 hour arrival report, BUYER or BUYER's agent shall promptly report the change to SELLER's representative and the Captain of the Port at the place of planned arrival.

SECTION 3: BARGE RECEIVED SAMPLE
--------------------------------

          The Independent Inspector shall draw a volumetric weighted average composite of samples ("Barge Received Sample") from BUYER's Nominated Barge tanks so as to be representative of the entire cargo of Received diesel at the
unloading location.   The samples will be divided into a minimum of two (2)
parts and dated. One part shall be provided to SELLER to be tested or retained, at its option. One part shall be sealed and retained by the Independent Inspector for a period of not less than three (3) Months.

          This sample as well as the Barge Composite After Loading Sample, Barge O.B.Q. Sample and relevant samples of diesel cargo from previous barge shipments shall be available for analysis by SELLER, BUYER or an independent laboratory should SELLER's subsequent sampling and analysis indicate a quality problem. To provide an early warning of any quality problems with the Received diesel, BUYER agrees to instruct the Independent Inspector to place onboard BUYER's Nominated Barge transporting the Received diesel or transmit by facsimile to the respective SELLER's Neighbor Island Terminal, the Product Preliminary Analysis, tank final Certificate of Quality and other documents in the possession of the Independent Inspector regarding the quality of the Received diesel which shall thereby be available to the respective SELLER's Neighbor Island Terminal's representative upon said barge's arrival.

SECTION 4: CONDITIONAL ACCEPTANCE OF RECEIVED DIESEL
----------------------------------------------------

          SELLER shall review the Product Preliminary Analysis, tank final Certificate of Quality and other documents regarding to the quality of the Received diesel supplied by BUYER as a basis for conditional quality acceptance.

          To facilitate turnaround of BUYER's Nominated Barge, SELLER shall have the option to promptly perform a diesel Preliminary Analysis on its part of the Barge Received Sample. .Received diesel will be considered conditionally acceptable if its API gravity so analyzed is within 0.3 degrees of its gravity as delivered to BUYER, appearance is bright and clear and if its Flash Point is above its 150 degree F specification.

          Notwithstanding the above conditional acceptance, SELLER may use the Barge Received Sample to determine all the qualities described in Article IV for the Received diesel for deciding whether to accept or reject the receipt of the Received diesel for which a quality problem is reasonably indicated.

SECTION 5: QUALITY PROBLEM, DISPUTE AND REMEDY REGARDING RECEIVED DIESEL
------------------------------------------------------------------------

          If as a result of SELLER's examination of the quality documentation, or otherwise, a quality problem with the Received diesel is reasonably indicated, SELLER may at its option and election obtain and analyze a portion of the Barge Received Sample, Barge Composite After Loading Sample of the Received diesel, Barge O.B.Q. Sample, if any, or other relevant sample in the possession of BUYER or the Independent Inspector. If the Product Preliminary Analysis, BUYER's supplied laboratory test results representing the Barge Composite After Loading Sample, diesel Preliminary Analysis or quality determination of other relevant samples fails conditional acceptance or the results of SELLER's analyses of relevant samples indicate diesel quality not consistent with the qualities described in Article IV, SELLER shall promptly notify Buyer. Within thirty (30) Days after each delivery of Received diesel, SELLER shall give BUYER notice of any claim of contamination of any applicable samples in the possession of SELLER and the Independent Inspector which relate to the diesel in question including diesel in the affected of SELLER's Neighbor Island Terminals which has been commingled with the Received diesel.

          To avoid or reduce the risk of contaminating the diesel in SELLER's Neighbor Island Terminal which will be commingled with Received diesel which is reasonably indicated to have a quality problem, BUYER or SELLER may prevent delivery or halt a shipment delivery in progress until such time as the quality problem is resolved. Should BUYER's Nominated Barge have completed delivery of the Received diesel after discovery of an indicated quality problem, then both BUYER and SELLER shall confer in good faith and attempt to minimize the impact of any quality problems on BUYER and SELLER.

          If BUYER and SELLER agree or the Independent Inspector determines that the quality of the Received diesel did not meet the qualities described in
Article IV, and the Received diesel has contaminated the affected SELLER's Neighbor Island Terminal inventories, both BUYER and SELLER shall attempt to minimize the impact of any quality problem on BUYER by waiver of BUYER's requirement that Received diesel meet quality specifications especially if SELLER's use of the diesel will not significantly harm SELLER, or by BUYER or SELLER delivering higher quality diesel in a timely manner to produce a specification quality blend at the affected SELLER's Neighbor Island Terminal. If all such, and similar, efforts fail to resolve the quality problem, then BUYER will reimburse SELLER for the transportation, handling and re-refining costs of exchanging BUYER's and SELLER's diesel, with diesel meeting the qualities described in Article IV to the extent the contamination of the affected SELLER's Neighbor Island Terminal inventories was not caused or contributed to by SELLER. Such reimbursement shall occur within sixty (60) Days of SELLER's original claim.

          All costs and expenses, including, but not limited to, demurrage incurred by BUYER's or SELLER's Nominated Barge, transportation, and handling costs incurred in waiting to unload, returning and replacing non-specification Received diesel and any demurrage, transportation, re-refining and handling costs incurred by SELLER in returning and replacing its contaminated diesel shall be borne by the respective BUYER, provided that the respective BUYER confirms the quality problem indicated by SELLER.

          If BUYER disputes SELLER's claim of quality problems with the Received diesel, objects to SELLER's refusal to accept some or all of the Received diesel in question into the affected of SELLER's Neighbor Island Terminals on the basis of SELLER's examination of the relevant quality documentation or as a result of SELLER's laboratory analyses of the Barge Tank Sample, Barge O.B.Q. Sample and any other relevant samples, or in the event that any claim made by SELLER related to the quality of Received diesel is not resolved within thirty (30) Days of the original claim, the Barge Received Sample and any other relevant samples in the possession of SELLER, BUYER or the Independent Inspector shall be submitted to a mutually agreed upon independent laboratory for testing and analysis, whose determination shall be final and binding on both parties. In the event BUYER is found to be correct, SELLER shall pay the cost of such independent inspection. In the event SELLER is found to be correct, BUYER shall pay the cost of such independent inspection.

          SELLER shall have the responsibility for all costs and expenses, including, but not limited to demurrage incurred by BUYER's or SELLER's Nominated Barge, transportation, and handling costs incurred in waiting to unload, returning and replacing non-specification Received diesel and any demurrage, transportation, re-refining and handling costs incurred by SELLER in returning and replacing its contaminated diesel if it is determined that the qualities described in Article IV of this Contract are met by the Received diesel in question.

          However, in no event shall either party be responsible for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the non-specification Received diesel.

SECTION 6: COAST GUARD DOCK WATCH REQUIREMENTS
----------------------------------------------

          The respective BUYER shall be responsible for meeting all USCG dock watch requirements at Hilo, Hawaii and Kahului, Maui. Charges levied by any governmental agency for the respective use of SELLER's Neighbor Island Terminals including but not limited to the State of Hawaii's wharf and pipeline fees, shall be for the respective BUYER's account.

SECTION 7: CUSTODY OF RECEIVED DIESEL AND COMMINGLED PRODUCT
------------------------------------------------------------

          SELLER will take care, accept custody and control of Received diesel having conditionally acceptable quality at the flange connecting SELLER's independently owned facility pipeline at each location to the multiparty diesel pipeline at Kahului Harbor, Maui and the multiparty diesel pipeline at Hilo Harbor, Hawaii. Title and risk of loss shall remain with the respective BUYER. SELLER shall not be responsible for any type of loss of the Received diesel while it is in SELLER's custody except when loss or damage is caused by SELLER's failure to use reasonable care in receiving, handling, storing, or re-delivering such diesel. Received diesel will be commingled with SELLER's diesel in SELLER's tankage at SELLER's Neighbor Island Terminals.

SECTION 8: DETERMINATION OF QUANTITY OF RECEIVED DIESEL
-------------------------------------------------------

          The quantity of Received diesel over which SELLER takes custody shall be determined at the time of each barge cargo unloading by gauging the receiving tank(s) at SELLER's Neighbor Island Terminal before and after pumping. Volumes delivered hereunder shall be converted to 60F in accordance with the provisions of Article VIII of this Contract. Measurements shall be taken under the supervision of the Independent Inspector. BUYER and SELLER shall share equally the cost of such independent inspections.

SECTION 9: TRANSFER NOTIFICATION
--------------------------------

          BUYER will provide SELLER's Neighbor Island Terminal representative, during normal working hours, at least twenty four (24) hours advance notice of any transfers scheduled from SELLER's Neighbor Island Terminals.

SECTION 10: CUSTODY OF RETURNED DIESEL
--------------------------------------

          BUYER shall regain care, custody and control of Returned diesel at the end of the load-rack flange connecting SELLER's load-rack piping to BUYER's nominated tank trucks.

SECTION 11: DETERMINATION OF QUANTITY OF RETURNED DIESEL
--------------------------------------------------------

          The quantity of Returned diesel over which SELLER returns custody shall be determined at the time of each transfer by reading SELLER's calibrated meters corrected in each instance to volume at 60F in accordance with current measurement standards adopted by industry, ASTM, API and other standard setting bodies as applicable in the opinion of the Independent Inspector. If BUYER or SELLER have reason to believe that the quantity of Returned diesel stated for a particular transfer is incorrect, that party shall within thirty (30) Days of the transfer date, present the other party with documentation supporting such determination and the parties will confer, in good faith, on the causes for the discrepancy and shall proceed to correct such causes and adjust the quantity, if justified, for the transfers in question.

SECTION 12: DETERMINATION OF BUYER'S INVENTORY
----------------------------------------------

          SELLER shall maintain records of the respective BUYER's net diesel inventories stored at SELLER's Neighbor Island Terminals, determined on the basis of the accumulated quantities of Received diesel less accumulated quantities of Returned diesel. SELLER will provide book inventory records once each week, convenient to SELLER's normal weekly inventory period.

          SELLER will periodically reconcile meter measurements with tank gauging. BUYER may review SELLER's reconciliation calculations. However, there will be no retroactive adjustments to the volumes of deliveries of BUYER's Received diesel or Returned diesel as a result of this procedure.

SECTION 13: RETURNED DIESEL QUANTITY
------------------------------------

          SELLER shall be under no obligation to provide BUYER quantities of Returned diesel greater than BUYER's current net diesel inventory. However, SELLER will attempt to meet BUYER's unanticipated needs, after considering the needs of its other customers and its own available inventory.

SECTION 14: RETURNED DIESEL SAMPLING AND CONDITIONAL ACCEPTANCE
---------------------------------------------------------------

          Returned diesel transferred to BUYER by SELLER shall meet the qualities for Diesel described in Article IV. An Independent Inspector or SELLER Representative shall draw a volumetric weighted average composite sample ("Terminal Returned Sample") of the diesel in the applicable tanks in SELLER's Neighbor Island Terminals after each receipt of Received diesel, or SELLER's diesel, if it is to be commingled with BUYER's diesel, so as to be representative of the entire volume of the commingled inventory of diesel. The Terminal Returned Sample is to be divided into a minimum of two (2) parts and dated. One part shall be provided to SELLER, a sufficient portion of which is to be promptly tested by SELLER for its API gravity, appearance and Flash Point. BUYER and SELLER agree that successful passage of the prompt test on this sample is sufficient evidence for SELLER to transfer Returned diesel to BUYER, without limiting BUYER's rights within Section 15 of this Addendum No. 2. One part shall be sealed and retained by the Independent Inspector for a period of not less than three (3) Months.

SECTION 15: QUALITY PROBLEM, DISPUTE AND REMEDY REGARDING RETURNED DIESEL
-------------------------------------------------------------------------

          Notwithstanding the above conditional acceptance of the Returned diesel, if a quality problem with the Returned diesel is reasonably indicated, BUYER may obtain and analyze a sufficient portion of the Terminal Returned Sample in the possession of the Independent Inspector or SELLER to determine all the qualities described in Article IV for the Returned diesel.

          If BUYER and SELLER agree or the Independent Inspector determines that the quality of the Returned diesel did not meet the qualities described in
Article IV, and that the affected SELLER's Neighbor Island Terminal inventories, including BUYER's diesel stored there and the diesel at BUYER's power plant inventories are contaminated, both BUYER and SELLER shall attempt to minimize the impact of any quality problem on SELLER by waiver of SELLER's requirement to meet quality specifications, especially if BUYER's use of the diesel will not significantly harm BUYER, or by SELLER returning higher quality diesel to produce a specification quality blend at the affected SELLER's Neighbor Island Terminal inventory and

BUYER's plant inventories. If all such, and similar, efforts fail to resolve the quality problem, then SELLER will, at SELLER's expense, exchange BUYER's diesel and to the extent the contamination of BUYER's other similar diesel was not caused or contributed to by BUYER, any of BUYER's other similar diesel which has been downgraded by commingling with the Returned diesel, with diesel meeting the qualities described in Article IV.

          All costs and expenses, including, but not limited to, demurrage incurred by BUYER's or SELLER's Nominated Barge, transportation, and handling costs incurred in waiting to unload, returning and replacing BUYER's contaminated diesel and any demurrage, transportation, re-refining and handling costs incurred by SELLER in returning and replacing said contaminated diesel shall be borne by SELLER, provided that SELLER confirms the quality problem indicated by BUYER.

          If SELLER disputes BUYER's claim of quality problems with the Returned diesel and other similar diesel, objects to BUYER's refusal to transfer some or all of the Returned diesel in question into BUYER's nominated trucks on the basis of BUYER's examination of the relevant quality documentation or as a result of BUYER's laboratory analyses of the Terminal Returned Sample, and any other relevant samples, or in the event that any claim made by BUYER related to the quality of Returned diesel is not resolved within thirty (30) Days of the original claim, the Terminal Returned Sample, Barge Received Sample, Barge Composite After Loading Sample, Barge O.B.Q. Sample and any other relevant samples in the possession of SELLER, BUYER or the Independent Inspector shall be submitted to a mutually agreed upon independent laboratory for testing and analysis, whose determination shall be final and binding on both parties. In the event BUYER is found to be correct, SELLER shall pay the cost of such independent inspection.

In the event SELLER is found to be correct, BUYER shall pay the cost of such independent inspection.

          BUYER shall have the responsibility for all costs and expenses, including, but not limited to demurrage incurred by BUYER's or SELLER's Nominated Barge, transportation, and handling costs incurred in waiting, loading, unloading, returning and replacing BUYER's contaminated diesel and any demurrage, transportation, re-refining and handling costs incurred by BUYER in returning and replacing its contaminated diesel if it is determined that the qualities described in Article IV of this Contract are met by the Returned diesel in question.

          However, in no event shall either party be liable for any indirect, consequential, special or incidental damages of any kind whether based in contract, tort (including without limitation negligence or strict liability), warranty or otherwise allegedly caused by or based upon the quality of the Returned diesel.

SECTION 16: TERMINALING AND HANDLING FEES
-----------------------------------------

          SELLER will invoice BUYER and BUYER will pay SELLER in accordance with the terms of Article VI of this Contract, terminaling and handling fees based on the quantities of Received diesel determined in accordance with the provisions of Section 8 of this Addendum No. 2 at the rates listed below.

    i. At SELLER's Kahului Terminal, the terminaling and handling fee shall be [---] per physical barrel of Received diesel.

    ii. At SELLER's Hilo Terminal, the terminaling and handling fee shall be [---] per physical barrel of Received diesel.

    iii.  The terminaling and handling fees specified in the Section 16.i and
          Section 16.ii shall be subject to [---] beginning [---] , and for each [---] thereafter, including any in an Additional Term, on the basis of the arithmetic average of two components each weighted equally. One component is the arithmetic average of the Producer Price Index for Industrial Commodities ("PPI") as published by the U.S. Department of Labor, Bureau of Labor Statistics for the period July through September preceding every January 1 in which terminaling and handling services are rendered by SELLER hereunder, divided by 128.700. The second component is the arithmetic average of the hourly earnings in dollars per hour for the petroleum and coal products industry as reported in "Employment and Earnings" published by the U.S. Department of Labor, Bureau of Labor Statistics ("EE") for the period July through September preceding every January 1 in which terminaling and handling services are rendered by SELLER hereunder, divided by 20.353.

For the purpose of invoicing, the terminaling and handling services shall be considered received by BUYER when SELLER first takes custody of BUYER's Received diesel.

SECTION 17: REQUIRED INSURANCE
------------------------------

          Without in any way limiting BUYER's liability pursuant to this Contract, BUYER shall maintain and require any carrier to maintain the following insurance and all insurance that may be required under the applicable laws, ordinances, and regulations of any governmental authority:

          i. Workers' Compensation and Employers' Liability Insurance as prescribed by applicable law, including insurance covering liability under the

               Longshoremen's and Harbor Workers' Act, the Jones Act and the Outer Continental Shelf Land Act, if applicable.

          ii. Commercial General Liability Insurance including Bodily Injury and Property Damage Insurance with a limit not less than $1,000,000 combined single limit per occurrence. Such insurance shall include the following coverages: Broad Form Contractual Liability and Personal Injury Liability.

          iii. Automobile Bodily Injury and Property Damage Liability Insurance on all owned, non-owned and hired vehicles used in receiving diesel from SELLER's Neighbor Island Terminals with a limit not less than $1,000,000 combined single limit per occurrence for bodily injury and property damage, and shall include an endorsement, form "CC 00 31 12 89, Changes in Business Auto and Truckers Policies - Mobile Equipment, Contractual Liability and Pollution (Hawaii)," or its equivalent, to provide pollution liability coverage.

          The above insurance shall include a requirement that the insurer provide SELLER with thirty (30) Days' written notice prior to the effective date of any cancellation or material change of the insurance. The insurance specified in Sections i. shall contain a waiver of subrogation against SELLER and an assignment of statutory lien, if applicable. The insurance specified in Sections ii. and iii. shall name SELLER as an additional insured provided that the insurance is primary in coverage with respect to all policies of insurance that may be applicable, and contain a standard cross-liability endorsement or severability of interest clause.

          Before SELLER shall be obliged to render the terminaling and handling services described herein, BUYER shall provide SELLER with certificates or other documentary evidence satisfactory to SELLER of the insurance coverages and endorsements.

          Without in any way limiting SELLER's liability, SELLER shall obtain from any carrier of diesel related to this Contract the insurance coverages and endorsements set forth in this Article excepting that both SELLER and BUYER be named as additional insured.

          The terminaling and handling fees listed in Section 14 do not include any insurance covering loss of BUYER's diesel while it is in the custody of SELLER. It is expressly understood and agreed that insurance, if any is desired by BUYER, shall be carried by BUYER at its own expense.

          SELLER reserves the right to change insurance requirements periodically upon reasonable notice to BUYER.

SECTION 18: BARGE AND VEHICLE STANDARDS
---------------------------------------

          BUYER's Nominated Barge used to deliver diesel to SELLER's Neighbor Island Terminals shall be subject to the provisions of Section 7.3 herein

          Any truck lifting at SELLER's Neighbor Island Terminals shall be inspected and approved by the SELLER using SELLER's guidelines which shall be provided to BUYER. In addition any Driver must be approved and certified by SELLER periodically, to enter and receive Returned diesel at SELLER's Neighbor Island Terminals.

SECTION 19: NOTICES
-------------------

          Notices for the for forecast available storage, barge arrival or delivery timing, diesel quality notifications, or transfer notifications shall be made to the following addresses:

          MAUI:     BHPP Terminals
                    Terminal Supervisor
                    140-A Hobron Avenue
                    Kahului, Hawaii 96732
                    Telephone (808) 871-0817
                    Facsimile (808) 871-0728

                    Maui Electric Company, Ltd..
                    Production Department
                    P.O. Box 398
                    Kahului, Hawaii 96732
                    Telephone (808) 242-7796
                    Facsimile (808) 244-5260

           HAWAII:  BHPP Terminals
                    Terminal Supervisor
                    700 Kalanianaole Avenue
                    Hilo, Hawaii 96720
                    Telephone (808) 961-3177
                    Facsimile (808) 969-1085

                    Hawaii Electric Light Co., Inc.
                    Production Department
                    P.O. Box 1027
                    Hilo, Hawaii 96720
                    Telephone (808) 969-0423
                    Facsimile (808) 969-0425

                                   EXHIBIT A

                   NO. 6 INDUSTRIAL FUEL OIL  SPECIFICATIONS
                   -----------------------------------------

Specification -  Test Item      Measurement Unit       Limits        ASTM Method
--------------------------      ----------------   ---------------   -----------
GRAVITY @ 60 DEGREES F.         Degrees API           6.5 Min.        D-1298,
                                                                      D-4052-86

FLASH POINT                     Degrees F.            150 Min.        D-93


VISCOSITY                       SSF At 77 DF           - - -          D-445,
                                                                      D-2161

VISCOSITY                       SSF At 122 DF         179 Min.        D-445,
                                                      226 Max.        D-2161

POUR POINT                      Degrees F.            55 Max.         D-97,
                                                                      D-5949

SULFUR                          Percent, Weight       2.00 Max.       D-1552,
                                                                      D-2622,
                                                                      D-4294

VANADIUM                        PPM, Wt.              100 Max.        D-5863, AES

NITROGEN                        PPM, Wt               6500 Max.       D-5762,
                                                                      D-4629

SEDIMENT & WATER                Percent, Volume       0.50 Max.       D-1796

HEAT VALUE, GROSS               MM BTU/BBL            6.2 Min.        D-240,
                                                                      D-4868

HEAT VALUE, NET                 MM BTU/BBL            Report          D-240,
                                                                      D-4868

LOADING TEMPERATURE             Degrees F.            110 Min.        n/a
                                                      170 Max

[---]


ii. Expressed in USD per barrel, converting to barrels from metric tonnes by dividing by 6.368.

          = [---]

[---]



iii. [---] and received by BUYER in each Year of the indicated period.

     Assume [---] apply:

          [---] barrels:    [---] per barrel
          [---] barrels:    [---] per barrel
          [---] barrels:    [---] per barrel

     Assume further that the [---] thus

[---]

HC =  The actual gross heat content of each Fuel Oil Delivery pursuant to
      Section 5.5 expressed in MM BTU per barrel with three significant figures to the right of the decimal point.


T = Taxes applicable to sale of Fuel Oil
----------------------------------------

HGET = 4.166% of pre-HGET price
Hawaii Environmental Response Tax applied after HGET = $0.05 per barrel

I.  PRICE FOR FUEL OIL WITH A STANDARD GROSS HEAT CONTENT [---] PER BARREL)

= [---]

= [---]

= [---]


II. PRICE FOR FUEL OIL PRICE WITH AN ASSUMED GROSS HEAT CONTENT OTHER THAN STANDARD

(HC = Assumed gross heat content is [---] per barrel)

= [---]

= [---]

= [---]

= [---]




EXPLANATION OF TAXES:
---------------------

Taxes in the Fuel Oil price currently in effect include the Hawaii Environmental Response Tax of $0.050 per barrel. Also, Hawaii State General Excise Tax of 4.166% will be paid on all components of the Fuel Oil price, except at the execution of this Contract the Hawaii Environmental Response Tax.

                                   EXHIBIT B

                             DIESEL SPECIFICATIONS
                             ---------------------

Specification -  Test Item          Measurement Unit       Limits   ASTM Method
--------------------------          ----------------       ------   -----------
GRAVITY @ 60 DEGREES F.                Degrees API        30.0 Min.    D-1298,
                                                                       D-4052-86

SPECIFIC GRAVITY 60/60 DEGREES F.      n/a                .8762 Max.   D-1298,
                                                                       D-4052-86

VISCOSITY                              SSU @ 104 DF       32.3 Min.    D-445,
                                                          39.4 Max.    D-2161
                                       SSU @ 100 DF       32.6 Min.
                                                          40.1 Max.

FLASH POINT,  PM                       Degrees F.         150 Min.     D-93

POUR POINT                             Degrees F.         37.4 Max.    D-97

ASH                                    PPM, Wt.           100 Max.     D-482

CETANE INDEX                           n/a                40 Min.      D-4737

CARBON RESIDUE,
10% RESIDUUM                           %, Wt.             .35 Max.     D-524

SEDIMENT & WATER                       Percent, Vol.      0.05 Max.    D-1796

SULFUR                                 Percent, Wt.       0.40 Max.    D-1552, 2622
                                                                       D-4294

VANADIUM                               PPM, Wt.           0.8 Max      D-3605, AES

DISTILLATION,
90% RECOVERED                          Degrees F.         540 - 650    D-86

SODIUM+POTASSIUM                       PPM, Wt.           0.5 Max.     D-3605

SODIUM+POTASSIUM+LITHIUM               PPM, Wt.           0.6 Max.     D-3605,
                                                                       AES

                                   EXHIBIT B
                             DIESEL SPECIFICATIONS
                             ---------------------

NITROGEN                  PPM, Wt.    150 Max.   D-4629,
                                                 D-5762


* HEAT VALUE, GROSS      MM BTU/BBL   5.86       D-240,
                                                 D-4868

HEAT VALUE, NET          MM BTU/BBL   Report     D-240,
                                                 D-4868


* Typical Value

                                   EXHIBIT C
                                   ---------

                    NO. 6 FUEL OIL EXAMPLE PRICE CALCULATION
                    ----------------------------------------

                    Illustrative Price Calculation for [---]

The price in U.S. Dollars ("USD") per barrel of No. 6 Fuel Oil shall be determined Monthly on the basis of the following price formula:

                                     [---]


i. The simple average of the high and low price assessments for Los Angeles Bunker C Fuel Oil as reported by the Platt's Bunkerwire on all dates of publication during the period beginning the 21st Day of the second Month preceding the Month of Delivery and ending the 20th Day of the Month preceding the Month of Delivery.

BP = Platt's Bunkerwire Los Angeles Bunker C
--------------------------------------------

                           Price in USD per Metric Tonne
                 Date             Low           High       Average
                 ----             ---           ----       -------
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]
                 [---]           [---]         [---]       [---]

                                   EXHIBIT D
                                   ---------

                       DIESEL EXAMPLE PRICE CALCULATION
                       --------------------------------

                   Illustrative Price Calculation for [---]

The price in U.S. Dollars ("USD") per gallon of Diesel shall be determined Monthly on the basis of the following price formula:


                                     [---]

i. The simple average of the high and low price assessments for West Coast Pipeline, Los Angeles California Low Sulfur No. 2 Diesel as reported by Platt's Oilgram on all dates of publication during the period beginning the 21st Day of the second Month preceding the Month of Delivery and ending the 20th Day of the Month preceding the Month of Delivery, expressed in USD per gallon.

DP = Platt's Oilgram, West Coast Pipeline, Los Angeles California LS No. 2
     ---------------------------------------------------------------------
     Diesel Price
     ------------

Date of Price           Price in USD per gallon
                     Low          High       Average
                     ---          ----       -------
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]
   [---]            [---]        [---]        [---]

[---]
[---]

ii. [---]

    Assume [---] apply:

          [---] barrels:    [---] per gallon
          [---] barrels:    [---] per gallon
          [---] barrels:    [---] per gallon

    Assume further that the [---] thus

[---]

HC =  The actual gross heat content of each Diesel Delivery pursuant to Section
      5.5 expressed in BTUs per gallon.


T = Taxes applicable to sale of Diesel
--------------------------------------

HGET = 4.166% of pre-HGET price

Taxes after application of Hawaii General Excise Tax (HGET):
       Hawaii Environmental Response Tax = $0.05 per barrel, $0.0012 per gallon Hawaii Liquid Fuel Tax = $0.01 per gallon


I. PRICE FOR DIESEL DELIVERED INTO BUYER'S NOMINATED BARGE HAVING A STANDARD GROSS HEAT CONTENT [---]

= [---]

= [---]

= [---]

II. PRICE FOR DIESEL DELIVERED INTO BUYER'S NOMINATED BARGE HAVING AN ASSUMED GROSS HEAT CONTENT OTHER THAN STANDARD

(HC = Assumed gross heat content is [---]

= [---]

= [---]

= [---]

= [---]


III. PRICE FOR DIESEL DELIVERED TO BUYER'S NOMINATED MARINE TERMINAL AT KAHULUI, MAUI, HILO, HAWAII OR KAWAIHAE HAWAII BARGE HAVING HAVING A STANDARD GROSS HEAT CONTENT [---]

For Diesel sold and Delivered in bulk by SELLER and purchased and received in bulk by BUYER at Kahului, Maui, or at Hilo or Kawaihae, Hawaii, BUYER shall pay an [---] applicable only to such Diesel, in each Year of the indicated period.

Assume [---] apply:

[---] per [---] for the [---] purchased
by MECO, received in Kahului Maui, in $/gallon:  [---]

[---] per [---] for the [---] purchased
by HELCO, received in Hilo Hawaii, in $/gallon.   [---]

[---] per [---] for the [---] purchased
by HELCO, received in Kawaihae Hawaii, in $/gallon. [---]

a. FOR DIESEL IN BULK RECEIVED BY MECO IN KAHULUI:

[---]
= [---]

= [---]

= [---]


b. FOR DIESEL IN BULK RECEIVED BY HELCO IN HILO:

[---]

= [---]

= [---]

= [---]

c. FOR DIESEL IN BULK RECEIVED BY HELCO IN KAWAIHAE:

[---]

= [---]

= [---]

= [---]






EXPLANATION OF TAXES:
--------------------
Taxes in the Diesel price currently in effect include the Hawaii Environmental Response Tax of $0.050 per barrel ($0.0012 per gallon) and the Hawaii Liquid Fuel Tax of $0.01 per gallon. Also, the Hawaii State General Excise Tax of 4.166% will be paid on all components of the Diesel price, except at the execution of this Contract the Hawaii Environmental Response Tax and the Hawaii Liquid Fuel Tax